UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

INVENTRUST PROPERTIES CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INVENTRUST PROPERTIES CORP.

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

Date:	December 15, 2015
Time:	10:00 a.m. central time
Place:	Le Méridien Chicago Oakbrook Center 2100 Spring Road Oak Brook, Illinois 60523

InvenTrust Properties Corp.

2809 Butterfield Road, Suite 360

Oak Brook, Illinois 60523

(855) 377-0510

Notice of Annual Meeting of Stockholders

to be held

December 15, 2015

Dear Stockholder:

Our annual stockholders’ meeting will be held on December 15, 2015, at 10:00 a.m. central time, at Le Meridien Chicago – Oakbrook Center, 2100 Spring Road, Oak Brook, Illinois 60523. At our annual meeting, we will ask you to consider and vote upon:

1.	A proposal to elect five directors;

2.	A proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.	A proposal to approve, on a non-binding, advisory basis, a resolution approving the compensation of our named executive officers (“say on pay”) as described in our proxy materials;

4.	A proposal to approve, on a non-binding, advisory basis, the frequency of future say on pay votes; and

5.	Any other business that may properly come before the annual meeting, including any postponement or adjournment thereof.

If you were a stockholder of record at the close of business on October 16, 2015, your shares may be voted at the annual meeting, including any postponements or adjournments of the meeting. If you plan on attending the annual meeting of stockholders in person, please contact Mr. Dan Lombardo, Investor Relations, at 630-570-0605 so that we can arrange for sufficient space to accommodate all attendees.

In order to reduce costs associated with our annual meeting, we are primarily furnishing proxy materials to our stockholders electronically as permitted by the U.S. Securities and Exchange Commission. Unless an election has been affirmatively made to receive printed paper copies of the materials by mail, stockholders will receive a Notice of Annual Meeting and Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials free of charge over the Internet.

Please promptly submit your proxy by mail, telephone or Internet by following the instructions provided to ensure that your shares will be represented whether or not you attend the annual meeting. We encourage you to submit your proxy prior to the meeting to help ensure that a quorum is present and our meeting can proceed.

By order of the Board of Directors,

        Scott W. Wilton

        Executive Vice President, General

        Counsel and Secretary

October 23, 2015

i

ii

2809 Butterfield Road, Suite 360

Oak Brook, Illinois 60523

(855)  377-0510

PROXY MATERIALS AND ANNUAL MEETING

Information About the Proxy Materials

The board of directors of InvenTrust Properties Corp., a Maryland corporation (referred to herein as the “Company,” “we,” “our” or “us”), is furnishing the enclosed Notice of Annual Meeting, proxy statement and proxy card to you, and to all stockholders of record as of the close of business on October 16, 2015, because the board is soliciting your proxy to vote at the Company’s 2015 annual meeting of stockholders (the “Annual Meeting”), and at any postponements or adjournments thereof.

The Securities and Exchange Commission (“SEC”) has adopted rules permitting the electronic delivery of proxy materials. In accordance with those rules, we are primarily furnishing proxy materials to our stockholders via the Internet, rather than mailing paper copies of the materials. Internet distribution of the proxy materials is designed to expedite receipt by stockholders and lower costs of the Annual Meeting. Beginning on or about October 23, 2015, we mailed a Notice of Annual Meeting and Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders as of the close of business on October 16, 2015, which contained instructions on how to access and review proxy materials, including our proxy statement and our Annual Report for the fiscal year ended December 31, 2014, and how to submit proxies via the Internet or by telephone. If you received a Notice but would like to submit your proxy by mail or request paper copies of our proxy materials going forward, you may still do so by following the instructions described in the Notice.

Choosing to receive your proxy materials over the Internet will help reduce the costs associated with the printing and mailing of the proxy materials to you. Unless you affirmatively elect to receive paper copies of our proxy materials in the future by following the instructions included in the Notice, you will continue to receive a Notice directing you to a website for electronic access to our proxy materials.

On or about October 23, 2015, we also began mailing a full set of proxy materials to certain stockholders who previously requested a paper copy of the proxy materials.

If you own shares of common stock in more than one account, such as individually or jointly with your spouse, you may receive more than one Notice or set of these materials. Please make sure to authorize a proxy to vote all of your shares.

Important Notice Regarding the Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on December 15, 2015. This proxy statement, the proxy card and our annual report to stockholders for the year ended December 31, 2014 are available at www.proxyvote.com.

Information About the Annual Meeting

The Annual Meeting will be held on December 15, 2015, beginning at 10:00 a.m., central time, at Le Meridien Chicago – Oakbrook Center, 2100 Spring Road, Oak Brook, Illinois 60523. We welcome your attendance at the meeting. Please note that only stockholders of record as of October 16, 2015 (the record date) or the holders of their valid proxies will be permitted to attend. If you plan to attend the meeting in person, please bring:

•	a valid governmental-issued picture identification, such as a driver’s license or a passport, which is required before being admitted to the meeting; and

•	if you hold shares through a broker or nominee (i.e., in “street name” as further described below under the heading “Information about Voting – Beneficial Owners”), proof of your beneficial ownership as of October 16, 2015, such as a brokerage statement showing your ownership as of that date or a “legal proxy” authorizing you to vote such shares; and

•	if you are a representative of a corporate or institutional stockholder, proof that you are a representative of such stockholder.

Please contact Mr. Dan Lombardo, Investor Relations, at 630-570-0605 with any questions you have about attending the meeting, including requests for directions or other guidelines regarding admission to the meeting.

Information About Voting

Your presence in person or by proxy is needed to ensure that the proposals can be acted upon. We are a widely held company, and no large affiliated groups of stockholders own substantial blocks of our shares. As a result, a large number of our stockholders must be present in person or by proxy at the Annual Meeting in order for us to obtain a quorum. Therefore, your presence in person or by proxy is very important, even if you own a small number of shares. Your immediate response will save us significant additional expense associated with soliciting stockholder votes and will help avoid potential delays and prevent repeated calls to you from our proxy solicitors.

You will have one vote for each share of common stock that you owned at the close of business on October 16, 2015, which is the record date for the Annual Meeting. As of October 16, 2015, there were 861,824,777 shares of common stock outstanding and entitled to vote. There is no cumulative voting.

Record Holders

If your shares are registered directly in your name with our transfer agent, DST Systems, Inc., you are, with respect to those shares, the stockholder of record or record holder. Record holders may vote in person at the Annual Meeting or by granting us a proxy to vote on each of the proposals. You may authorize a proxy to vote your shares in any of the following ways:

•	by mail: if you received a hard copy proxy card, you may complete and return it as instructed on the proxy card. If you received a Notice, you may request a proxy card at any time by following the instructions on the Notice. You may then complete the proxy card and return it by mail as instructed on the proxy card;

•	via telephone: dial 1-800-690-6903 any time prior to 11:59 p.m. Eastern Time on December 14, 2015, and with your Notice in hand follow the instructions; or

•	via the Internet: go to www.proxyvote.com any time prior to 11:59 p.m. Eastern Time on December 14, 2015, and with your Notice in hand follow the instructions to obtain your records and to create an electronic voting instruction form.

If you are a record holder and grant a proxy, you may nevertheless revoke your proxy at any time before it is exercised by: (1) sending written notice to us, 2809 Butterfield Road, Suite 360, Oak Brook, Illinois 60523, Attention: Mr. Scott Wilton, Executive Vice President, General Counsel and Secretary; (2) providing us with a properly executed, later-dated proxy; or (3) attending the Annual Meeting in person and voting your shares. Merely attending the Annual Meeting, without further action, will not revoke your proxy.

Beneficial Owners

If your shares are held in a brokerage account or by another nominee, you are the beneficial owner of shares held in street name, and the Notice (or in some cases, a full set of proxy materials) is being forwarded to you automatically, along with instructions from your broker, bank or other nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the Annual Meeting. Your broker, bank or other nominee has provided voting instructions for you to use in directing how to vote your shares. If you do not provide specific voting instructions by the deadline set forth in the materials you receive from your broker, bank or other nominee, your broker, bank or other nominee can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. See “Abstentions and Broker Non-Votes” below for more information about broker non-votes. Beneficial owners who desire to revoke a previously submitted proxy should contact their bank or broker for instructions.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting. Please contact your broker, bank or other nominee for information about obtaining a legal proxy.

Information Regarding Tabulation of the Vote

Broadridge Investor Communication Solutions, Inc. (“Broadridge”) or its designee will act as the inspector of election and will count the votes.

Information About Items to be Voted on and Vote Necessary for Action to be Taken

At the Annual Meeting, stockholders will act upon the following matters, and such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof:

Proposal No. 1: Election of five directors, to hold office until the next annual meeting and until their successors are duly elected and qualify. A plurality of all the votes cast at the Annual Meeting shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the holder is entitled to vote. The board of directors unanimously recommends a vote FOR each of the nominees for director.

Proposal No. 2: Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015. A majority of the votes cast at the Annual Meeting shall be sufficient to approve Proposal No. 2. The board of directors unanimously recommends a vote FOR the approval of the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Proposal No. 3: Approval, on a non-binding, advisory basis, of a resolution approving the compensation of our named executive officers as disclosed herein pursuant to the SEC’s compensation disclosure rules (“say on pay”). A majority of the votes cast at the Annual Meeting shall be sufficient to approve Proposal No. 3. The board of directors unanimously recommends a vote FOR the approval on a non-binding, advisory basis, of a resolution approving the compensation of our named executive officers as disclosed herein pursuant to the SEC’s compensation disclosure rules.

Proposal No. 4: Approval, on a non-binding, advisory basis, of the frequency of future say on pay votes. Stockholders will be able to specify one of four choices for this proposal on the proxy card: three years, two years, one year or abstain. A majority of the votes cast at the Annual Meeting shall be sufficient to approve any of the three alternative frequencies. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by the stockholders. The board of directors unanimously recommends a vote that future say on pay votes be held EVERY THREE YEARS.

If you return your executed proxy card but do not indicate how your shares should be voted, they will be voted “for” each director in proposal No. 1, “for” proposal No. 2, “for” proposal No. 3 and for “EVERY THREE YEARS” in proposal No. 4, in accordance with the board’s recommendation.

Quorum Requirement

The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter shall constitute a quorum. There must be a quorum present in order for us to conduct business at the Annual Meeting.

Abstentions and Broker Non-Votes

An “abstain” vote with respect to any proposal to be voted on at the Annual Meeting is considered present and entitled to vote with respect to that proposal, but is not considered a vote cast with respect to that proposal. Therefore, an abstention will not have any effect on the outcome of the vote on any proposals, but will be considered present for the purpose of determining the presence of a quorum.

A “broker non-vote” occurs if your shares are not registered in your name and you do not provide the record holder of your shares (usually a bank, broker, or other nominee) with voting instructions on a matter and the record holder is not permitted to vote on the matter without instructions from you under applicable rules of the New York Stock Exchange (“NYSE”). The election of directors (Proposal No. 1), the advisory say on pay vote (Proposal No. 3) and the advisory vote on the frequency of future say on pay votes (Proposal No. 4) are each considered a “non-discretionary” item, so if you do not give your broker instructions, the shares will be treated as broker non-votes. The ratification of appointment of our independent registered public accounting firm (Proposal No. 2) is a “discretionary” or routine item under NYSE rules. As a result, the shares will not be treated as broker non-votes and brokers who do not receive instructions as to how to vote on this matter generally may vote on this matter in their discretion. A broker non-vote is considered present for purposes of determining whether a quorum exists, but is not considered a “vote cast” with respect to such matter. Because the election of directors (Proposal No. 1) requires a plurality of all the votes cast at the Annual Meeting, broker non-votes will not have any effect on the election of directors. Because the say on pay vote (Proposal No. 3) and the advisory vote on the frequency of future say on pay votes (Proposal No. 4) each require a majority of the votes cast at the Annual Meeting, broker non-votes will not have any effect on the outcome of the vote on those proposals.

Costs of Soliciting Proxies

We will bear all costs and expenses incurred in connection with soliciting proxies. Our directors and executive officers may solicit proxies by mail, personal contact, letter, telephone, facsimile or other electronic means. These individuals will not receive any additional compensation for these activities, but may be reimbursed by us for their reasonable out-of-pocket expenses. In addition, Broadridge will solicit proxies on our behalf. We will pay Broadridge fees that we expect will not exceed $150,000 and any out-of-pocket expenses for soliciting proxies.

Other Matters

At this time, no other matter is being presented for your consideration at the Annual Meeting. Generally, no business aside from the items discussed in this proxy statement may be transacted at the meeting. If, however, any other matter properly comes before the Annual Meeting as determined by the chairman of the meeting, your proxies are authorized to act on the proposal at their discretion.

Householding

Only one Notice or copy of this proxy statement and the 2014 annual report have been sent to certain stockholders who share a single address, unless any stockholder residing at that address has given contrary instructions. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing costs. Additional copies of this proxy statement or our annual report on Form 10-K for the year ended December 31, 2014 will be furnished to you, without charge, by writing us at: c/o InvenTrust Properties Corp., 2809 Butterfield Road, Suite 360, Oak Brook, Illinois 60523, Attention: Investor Relations, or by telephoning us, toll free, at (855) 377-0510. If you share an address with another stockholder and the two of you would like to receive only a single set of our annual disclosure documents, please contact us by writing us at: c/o InvenTrust Properties Corp., 2809 Butterfield Road, Suite 360, Oak Brook, Illinois 60523, Attention: Investor Relations, or by telephoning us, toll free, at (855) 377-0510, or, if a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

CORPORATE GOVERNANCE PRINCIPLES

Director Independence

Our business is managed under the direction and oversight of our board. The members of our board are J. Michael Borden, Thomas F. Glavin, Thomas P. McGuinness, Paula Saban and William J. Wierzbicki. As required by our charter, a majority of our directors must be “independent.” As defined by our charter, an “independent director” means any director who qualifies as an “independent director” under the provisions of the NYSE Listed Company Manual in effect from time to time. The NYSE standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company).

Consistent with these considerations, after reviewing all relevant transactions or relationships between each director, or any of his or her family members, and the Company, our management and our independent registered public accounting firm, and considering each director’s direct and indirect association with the Company and its management, the board has determined that Ms. Saban and Messrs. Borden, Glavin and Wierzbicki qualify as independent directors.

Board Leadership Structure and Risk Oversight

Mr. McGuinness, in his role as our president and chief executive officer, is responsible for setting the strategic direction and for providing the day-to-day leadership of the Company. Mr. Borden, in his role as our interim chairman of the board, organizes the work of the board and ensures that the board has access to sufficient information to carry out its functions, including monitoring the Company’s performance. Mr. Borden presides over meetings of the board and stockholders, establishes the agenda for each meeting and oversees the distribution of information to directors. We have separated the roles of the president and chairman of the board in recognition of the differences between the two roles. Our board believes the current structure is appropriate and effective considering the large breadth of our operations.

To ensure free and open discussion and communication among the non-management directors of our board of directors, the non-management directors will meet periodically in private session with no members of management present. Mr. Borden, as our interim chairman, presides at these sessions.

Our board oversees the business and affairs of our Company, including its long-term health, overall success and financial strength. The full board is actively involved in overseeing risk management for the Company. Our board oversees risk through: (1) its review and discussion of regular periodic reports to the board and its committees, including management reports, leasing activity and property operating data, as well as actual and projected financial results, and various other matters relating to our business; (2) the required approval by the board of certain transactions, including, among others, acquisitions and dispositions of properties exceeding certain dollar amounts and financings exceeding certain dollar amounts, as set forth in investment policies adopted by the board; (3) the oversight of risk associated with the various elements of compensation by the compensation committee; (4) the oversight of risk policies and management as well as major financial risk exposures and steps taken to monitor and control such risks by the audit committee; and (5) regular periodic reports from our independent public accounting firm, third-party internal audit firm and other outside consultants regarding various areas of potential risk, including, among others, those relating to the qualification of the Company as a REIT for tax purposes and our internal control over financial reporting.

Communicating with Directors

Pursuant to our Corporate Governance Guidelines, defined and discussed below under the heading “Corporate Governance Guidelines,” anyone who would like to communicate with, or otherwise make his or her concerns known directly to the chairperson of our board of directors, the chairperson of any of the audit, nominating and corporate governance and compensation committees, or to the non-management or independent directors as a group, may do so by (1) addressing such communications or concerns to the Secretary of the Company, InvenTrust Properties Corp., 2809 Butterfield Road, Suite 360, Oak Brook, Illinois 60523, who will forward such communications to the appropriate party, or (2) sending any emails to StockholderCommunications@inventrustproperites.com. Such communications may be done confidentially or anonymously.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee was formed by our board of directors in February, 2015 and is comprised of Messrs. Borden and Glavin, with Mr. Borden serving as chairperson.

Previously, during the last completed fiscal year, the board did not have a separately established nominating committee, or a charter that governed the director nomination process. Instead, the full board performed the functions of a nominating committee, including identifying and selecting nominees for election at the annual meeting of stockholders. Even though certain members of the board at the time were not independent directors within the listing standards of the NYSE, a majority of the board of directors qualified as independent directors.

Each of the current members of the nominating and corporate governance committee is independent, as defined by the rules of the NYSE and the rules and regulations of the SEC. The nominating and corporate governance committee is responsible for, among other things:

•	identifying individuals qualified to become members of our board of directors, including conducting inquiries into the background and qualifications of any candidate, and recommending and nominating candidates for election to the board at annual meetings of stockholders;

•	reviewing the committee structure of the board of directors and recommending directors to serve as members of each committee of the board of directors;

•	developing and recommending to the board of directors a set of corporate governance guidelines and code of ethics and, from time to time, reviewing such guidelines and code and recommending changes to the board of directors for approval as necessary; and

•	overseeing the annual self-evaluation of the board of directors.

Our board of directors has adopted a written charter for our nominating and corporate governance committee, which is available on our website at www.inventrustproperties.com through the “Corporate Information – Governance Documents” tab. In addition, a printed copy of the charter is available to any stockholder without charge by writing us at InvenTrust Properties Corp., 2809 Butterfield Road, Suite 360, Oak Brook, Illinois 60523, Attention: Investor Relations.

Selection of Director Nominees

The nominating and corporate governance committee is responsible for reviewing the qualifications of potential director candidates and recommending those candidates to be nominated for election to the board of directors. The nominating and corporate governance committee will consider relevant experience, skills and knowledge as well as individual qualifications, including personal and professional integrity, ethics and values; existing commitments to other businesses; independence, including absence of any personal or professional conflicts of interest; corporate governance experience; financial and accounting background; experience in the Company’s industry or familiarity with the issues affecting the Company’s business; diversity (including age, gender and ethnic and racial background, viewpoint and experience); academic expertise in an area of the Company’s operations; practical and mature business judgment, including ability to make independent analytical inquiries and the extent to which the interplay of the candidate’s experience, skills, knowledge and experience with that of other board members will build a board that is effective, collegial and responsive to the needs of the Company.

The nominating and corporate governance committee will screen all potential candidates in the same manner, regardless of the source of the recommendation. The review is expected to be based on any written materials provided with respect to potential candidates, and the nominating and corporate governance committee will review the materials to determine the qualifications, experience and background of the candidates. Final candidates are expected to be interviewed by one or more members of the nominating and corporate governance committee. During 2015, the nominating and corporate governance committee has retained a search firm to assist in identifying and evaluating potential director candidates and may do so in the future.

The nominating and corporate governance committee will consider director candidates recommended by stockholders for our 2016 annual meeting of stockholders. Any such recommendations must be submitted in accordance with the procedures specified in Section 9 of Article II of our bylaws. Generally, this requires that the stockholder send certain information about the candidate to our secretary not later than 5:00 p.m., eastern time, on the 120th day and not earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. For our annual meeting to be held in 2016, a stockholder must provide written notice of a candidate recommendation not earlier than May 26, 2016 and not later than 5:00 p.m., eastern time, on June 25, 2016, to our corporate secretary, c/o InvenTrust Properties Corp., 2809 Butterfield Road, Suite 360, Oak Brook, Illinois 60523. The notice must identify the author as a stockholder, provide a brief summary of the candidate’s qualifications and include the information required by the Company’s bylaws for advance notice of stockholder nominees for director. If the shares of our common stock held by the stockholder making the recommendation are held in “street name,” notices should also attach proof of ownership of InvenTrust common stock as of the date of the notice. At a minimum, candidates recommended for nomination to the board of directors must meet the director independence standards of the NYSE.

Audit Committee

Our board has formed an audit committee comprised of three independent directors, Messrs. Borden and Glavin and Ms. Saban. Our audit committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The board has determined that Mr. Glavin, the chairman of the committee, qualifies as an “audit committee financial expert,” as such term is defined by the applicable SEC regulations, and that each member of the committee is independent, as defined by the rules of the NYSE and the rules and regulations of the SEC. The audit committee assists the board in fulfilling its oversight responsibility relating to:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of the independent registered public accounting firm; and

•	the performance of our internal audit function and independent auditors.

The audit committee is also responsible for, among other things:

•	appointing, evaluating, compensating, and overseeing an independent registered public accounting firm, approving services that may be provided by the independent registered public accounting firm, including audit and non-audit services, reviewing the independence of the independent registered public accounting firm and reviewing the adequacy of the auditing firm’s internal quality control procedures;

•	preparing the audit committee report required by SEC regulations to be included in our annual report and proxy statement;

•	reviewing and discussing the Company’s annual and quarterly financial statements with management and the independent auditor;

•	engagement, evaluation and compensation of the internal auditor and the adequacy of the Company’s internal audit function;

•	discussing the Company’s guidelines and policies with respect to risk assessment and risk management, and the Company’s major financial risk exposures and the steps management takes to monitor and control such exposures;

•	considering and discussing procedures in place to enforce our Code of Ethics and Business Conduct, and, if appropriate, granting any requested waivers;

•	reviewing and approving procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

•	reviewing related party transactions pursuant to our written policy described below under “Related Party Transaction Policy and Procedures.”

The audit committee charter is available on our website at www.inventrustproperties.com through the “Corporate Information – Governance Documents” tab. In addition, a printed copy of the charter is available to any stockholder without charge by writing us at InvenTrust Properties Corp., 2809 Butterfield Road, Suite 360, Oak Brook, Illinois 60523, Attention: Investor Relations.

Compensation Committee

Our compensation committee was formed by our board of directors in September 2014 and was comprised of Ms. Saban and Messrs. Glavin and Meagher, with Ms. Saban as chairperson. Mr. Meagher resigned from the board of directors and the compensation committee effective as of April 21, 2015.

Prior to the Self-Management Transactions (defined below under Certain Relationships and Related Person Transactions – Self-Management Transactions), we had no executive employees and therefore had no separately establish compensation committee. Prior to September 2014, our full board and the Self-Management Transactions Committee (the members of which served on the compensation committee in 2014) performed the functions of a compensation committee. Even though certain members of the board at that time were not independent directors within the listing standards of the NYSE, a majority of the board of directors qualified as independent directors, as required by the charter.

The compensation committee has sole responsibility for determining the compensation that we pay to our chief executive officer (or its equivalent), and is responsible for approving the compensation for our other named executive officers. Each member of the committee is independent and meets the additional standards for the independence of compensation committee members set forth in Section 303A.02 of the NYSE Listed Company Manual, and each is a “non-employee director,” as defined by Section 16 of the Exchange Act, and an “outside director,” as defined by Section 162(m) of the Internal Revenue Code of 1986 (as amended, the “Code”).

Under the compensation committee’s charter, the committee meets as frequently as it deems advisable to fulfill its responsibilities and duties. The committee may, at its discretion, include in its meetings from time to time members of the Company’s management, or any other person whose presence the committee believes to be desirable and appropriate. Consistent with the requirements of Rule 10C-1 of the Exchange Act and any other applicable listing requirements and rules and regulations of the NYSE, the committee has the sole and exclusive authority, as it deems appropriate, to retain and/or replace, as needed, any independent counsel, compensation and benefits consultants and other outside experts or advisors as the committee believes to be necessary or appropriate (the “compensation advisors”), and has the direct responsibility to compensate and oversee any and all compensation advisors. The committee has the authority to also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the committee in its sole discretion, for payment of compensation to any such persons retained by the committee.

In fulfilling its responsibilities, the committee is entitled to delegate any or all of its responsibilities to a subcommittee of the committee, except that it may not delegate its responsibilities for any matters that involve executive compensation or any matters where it has determined such compensation is intended to comply with Section 162(m) of the Code by virtue of being approved by a committee of “outside directors” or is intended to be exempt from Section 16(b) under the Exchange Act pursuant to Rule 16b-3 by virtue of being approved by a committee of “nonemployee directors.”

Our president and chief executive officer may make, and the committee may consider, recommendations to the committee regarding the Company’s compensation and employee benefit plans and practices, including its executive compensation plans, its incentive-compensation and equity-based plans with respect to executive officers other than the president and chief executive officer and the Company’s director compensation arrangements.

The compensation committee charter is available on our website at www.inventrustproperties.com through the “Corporate Information – Governance Documents” tab. In addition, a printed copy of the charter is available to any stockholder without charge by writing us at InvenTrust Properties Corp., 2809 Butterfield Road, Suite 360, Oak Brook, Illinois 60523, Attention: Investor Relations.

Special Committees

From time to time, our board may form a special committee or committees comprised entirely of disinterested directors to evaluate a particular transaction or related party arrangement. For example, upon receiving demands by stockholders to conduct investigations regarding breach of fiduciary duty claims, the board authorized the independent directors to investigate these and other claims, as well as any other matters the independent directors see fit to investigate, and the independent directors in turn formed a special litigation committee of independent directors to review and evaluate these matters and to recommend to the board any further action as is appropriate. The parties to the derivative litigation relating to these claims, as previously disclosed, have submitted a proposed settlement to the Circuit Court of Cook County, Illinois, for approval. The special litigation committee is not a standing or permanent committee of the board.

Code of Ethics

Our board has adopted a code of ethics and business conduct (the “Code of Ethics and Business Conduct”) applicable to our directors, officers and employees, which is available on our website at www.inventrustproperties.com through the “Corporate Information – Governance Documents” tab. In addition, printed copies of the Code of Ethics and Business Conduct are available to any stockholder, without charge, by writing us at InvenTrust Properties Corp., 2809 Butterfield Road, Suite 360, Oak Brook, Illinois 60523, Attention: Investor Relations.

Corporate Governance Guidelines

The Company has adopted corporate governance guidelines (the “Corporate Governance Guidelines”) to provide a transparent framework for the effective governance of InvenTrust. The Corporate Governance Guidelines are available on our website at www.inventrustproperties.com through the “Corporate Information – Governance Documents” tab. In addition, printed copies of the Corporate Governance Guidelines are available to any stockholder, without charge, by writing us at InvenTrust Properties Corp., 2809 Butterfield Road, Suite 360, Oak Brook, Illinois 60523, Attention: Investor Relations.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Our board has nominated the five individuals set forth below to serve as directors until the next annual meeting and until their successors are duly elected and qualify. We know of no reason why any nominee will be unable to serve if elected. If any nominee is unable to serve, or for good cause will not serve, your proxy may vote for another nominee proposed by the nominating and corporate governance committee and the board, or the board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the board increases the number of directors, the board may fill the vacancy until the next annual meeting.

RECOMMENDATION OF THE BOARD: The board unanimously recommends that you vote “FOR” the election of all five nominees.

Our Board of Directors

Set forth below is information regarding the business experience of each of our directors that has been furnished to us by the respective director. Each director has been principally engaged in the employment indicated for the last five years unless otherwise stated. Also set forth below for each director is a discussion of the experience, qualifications, attributes or skills that led the nominating and corporate governance committee and the board of directors to conclude that the director is qualified and should serve as a director of InvenTrust.

As used herein, “Inland” refers to some or all of the entities that are a part of The Inland Real Estate Group of Companies, Inc., the Company’s former sponsor, which is comprised of a group of independent legal entities, some of which share ownership or have been sponsored and managed by Inland Real Estate Investment Corporation (“IREIC”) or its subsidiaries.

J. Michael Borden, 78. Interim Chairman of the board since February 2015 and independent director since October 2004. Mr. Borden is president and chief executive officer of Rock Valley Trucking Co., Inc., Rock Valley Leasing, Inc., Hufcor Inc. and Airwall, Inc. Mr. Borden also served as the president and chief executive officer of Freedom Plastics, Inc. through February 2009, at which time it filed a voluntary petition for a court-supervised liquidation of all of its assets in the Circuit Court of Rock County, Wisconsin. Mr. Borden also is the chief executive officer of Hufcor Asia Pacific in China and Hong Kong, Marashumi Corp. in Malaysia, Hufcor Australia Group, and F. P. Investments, a real estate investment company. He currently serves on the board of directors of Dowco, Inc., Competitive Wisconsin, and St. Anthony of Padua Charitable Trust, is a trustee of The Nature Conservancy and is a regent of the Milwaukee School of Engineering. Mr. Borden previously served as chairman of the board of the Wisconsin Workforce Development Board and as a member of the SBA Advisory Council and the Federal Reserve Bank Advisory Council. He was named Wisconsin entrepreneur of the year in 1998. Mr. Borden received a bachelor degree in accounting and finance from Marquette University, Milwaukee, Wisconsin. He also attended a master of business administration program in finance at Marquette University.

Over the past twenty-five years, Mr. Borden’s various businesses have routinely entered into real estate transactions in the ordinary course of business, allowing him to develop experience in acquiring, leasing, developing and redeveloping real estate assets. Our board believes that this experience and his experience as a director on the board qualifies him to serve as Interim Chairman of the board during this transitional period.

Thomas P. McGuinness, 60. Director since February 2015. Mr. McGuinness currently serves as the President and Chief Executive Officer of the Company and has served as the Company’s President since the Company initiated its self-management transactions on March 12, 2014 and as the Company’s Chief Executive Officer since November 18, 2014. Prior to the self-management transactions, he served as President and principal executive officer of the Company since September 2012. Prior to that time, Mr. McGuinness was the President of the Company’s property manager. Mr. McGuinness is a licensed Real Estate Broker in the State of Illinois. Mr. McGuinness previously served as the president of the Chicagoland Apartment Association and as the

regional vice president of the National Apartment Association. He also served on the board of directors of the Apartment Building Owners and Managers Association, and was a trustee with the Service Employees’ Local No. 1 Health and Welfare Fund and its Pension Fund. He holds SCLS and SCSM accreditations from the International Council of Shopping Centers (“ICSC”).

Our board believes that, with over 35 years of experience in the commercial real estate industry and as a result of his knowledge of the operations of our Company as the Company’s President and Chief Executive Officer, Mr. McGuinness is qualified to serve as a director on the board.

Thomas F. Glavin, 55. Independent director since October 2007. Mr. Glavin is the owner of Thomas F. Glavin & Associates, Inc., a certified public accounting firm that he started in 1988. In that capacity, Mr. Glavin specializes in providing accounting and tax services to closely held companies. Mr. Glavin began his career at Vavrus & Associates, a real estate firm, located in Joliet, Illinois, that owned and managed apartment buildings and health clubs. At Vavrus & Associates, Mr. Glavin was an internal auditor responsible for reviewing and implementing internal controls. In 1984, Mr. Glavin began working in the tax department of Touche Ross & Co., where he specialized in international taxation. In addition to his accounting experience, Mr. Glavin also has been involved in the real estate business for the past seventeen years. Since 1997, Mr. Glavin has been a partner in Gateway Homes, which has zoned, developed and manages a 440 unit manufactured home park in Frankfort, Illinois. Mr. Glavin received his bachelor degree in accounting from Michigan State University in East Lansing, Michigan and a master of science in taxation from DePaul University in Chicago, Illinois. Mr. Glavin is a member of the Illinois CPA Society and the American Institute of Certified Public Accountants.

As a result of his financial experience, including over twenty-nine years in the accounting profession, our board believes that Mr. Glavin is able to provide valuable insight and advice with respect to our financial risk exposures, our financial reporting process and our system of internal controls.

Paula Saban, 62. Independent director since October 2004. Ms. Saban has worked in the financial services and banking industry for over twenty-five years. She began her career in 1978 with Continental Bank, which later merged into Bank of America. From 1978 to 1990, Ms. Saban held various consultative sales roles in treasury management and in traditional lending areas. She also managed client service teams and developed numerous client satisfaction programs. In 1990, Ms. Saban began designing and implementing various financial solutions for clients with Bank of America’s Private Bank and Banc of America Investment Services, Inc. Her clients included top management of publicly held companies and entrepreneurs. In addition to managing a diverse client portfolio, she was responsible for client management and overall client satisfaction. She retired from Bank of America in 2006 as a senior vice president/private client manager. In 1994, Ms. Saban and her husband started a construction products company, Newport Distribution, Inc., of which she is secretary and treasurer, and a principal stockholder.

Ms. Saban received her bachelor degree from MacMurray College, Jacksonville, Illinois, and her master of business administration from DePaul University, Chicago, Illinois. She holds Series 7 and 63 certifications from FINRA. She is a former president of the Fairview Elementary School PTA and a former trustee of both the Goodman Theatre and Urban Gateways. She served as Legislative Chair of Illinois PTA District 37 and as liaison to the No Child Left Behind Task Force of School District 54. She is currently a board member of a Hands On Suburban Chicago which is a not-for-profit organization that matches community and corporate volunteers of all ages and skills with opportunities to connect and serve.

In light of Ms. Saban’s experience in financial services and banking, among other things, our board believes that Ms. Saban has the necessary experience and insight to serve on our board.

William J. Wierzbicki, 68. Independent director since October 2005. Mr. Wierzbicki is a registered Professional Planner in the Province of Ontario, Canada, and is a member of both the Canadian Institute of Planners and the Ontario Professional Planners Institute. Mr. Wierzbicki is the sole proprietor of “Planning

Advisory Services,” a land-use planning consulting service providing consultation and advice to various local governments, developers and individuals. Through Planning Advisory Services, Mr. Wierzbicki is the planner for the Municipalities of Huron Shores, the Sault Ste. Marie North Planning Board, Township of Prince, as well as the Town of Chapleau. Mr. Wierzbicki previously served as the Coordinator of Current Planning with the City of Sault Ste. Marie, Ontario. In that capacity, his expertise was in the review of residential, commercial and industrial development proposals. Mr. Wierzbicki led the program to develop a new Comprehensive Zoning By-Law for the City of Sault Ste. Marie. Mr. Wierzbicki was the leader of the team that developed the Sault Ste. Marie’s Industrial Development Strategy. More recently he has completed Community Development Plans for Batchwana First Nation’s Rankin site and for Pic Mobert First Nations. He has also developed an Official Plan and Comprehensive Zoning Bylaw for the Township of Prince. Mr. Wierzbicki received an architectural technologist diploma from the Sault Ste. Marie Technical and Vocational School in Ontario, Canada, and attended Sault College and Algoma University.

Our board believes that Mr. Wierzbicki’s experience and knowledge of commercial real estate industry, including with real estate development and land-use planning, qualifies him to serve on our board.

Director Compensation

Cash Compensation. Under our 2014 director compensation program, we paid each of our independent directors an annual fee of $30,000, plus $1,000 for each meeting of the board attended in person and $500 for each meeting of the board attended by telephone. We also paid the chairperson of the audit committee an annual fee of $10,000, and paid each member of the audit committee $1,000 for each meeting of the audit committee attended in person and $500 for each meeting of the audit committee attended by telephone. We paid the chairperson of every other committee, including any special committee, an annual fee of $5,000, and paid each member of such committee $1,000 for each meeting of the committee attended in person and $500 for each meeting of the committee attended by telephone. Under certain circumstances, our board determined that in consideration of the time and effort required of members of a committee, certain fees were appropriate in addition to such member’s normal remuneration. For example, members of the Transaction Committee, which was charged with, among things, overseeing the spin-off of our lodging business, received $7,500 per month for their service during the existence of the Transaction Committee. In addition, members of the special committee formed to review, analyze and negotiate the Self-Management Transactions defined and discussed below under the heading “Certain Relationships and Related Person Transactions – Self-Management Transactions”, received $72,500 for their services on the special committee in 2014, which was in addition to the fees indicated above.

We reimbursed our directors for any out-of-pocket expenses incurred by them in attending meetings.

Equity Compensation. Prior to its suspension by our board on December 15, 2014, and subsequent termination on January 20, 2015, we maintained the Inland American Real Estate Trust, Inc. Amended and Restated Independent Director Stock Option Plan. The plan authorized a maximum of 75,000 shares of our common stock for issuance thereunder (subject to adjustment in the event of certain changes in our capitalization or corporate transactions).

The plan generally provided for the grant of non-qualified stock options to purchase 3,000 shares of our common stock to each independent director upon the director’s appointment (“initial options”). The plan also provided for subsequent grants of options to purchase 500 shares of our common stock on the date of each annual stockholder’s meeting to each independent director then in office (“subsequent options”). The plan provided that the exercise price for each option granted thereunder would be equal to the fair market value of our shares, as defined in the plan, on the date of each grant. However, options were not permitted to be granted if the grant, along with any other grants to be made at the same time to other independent directors, would exceed 9.8% of the value of our issued and outstanding shares of stock or 9.8% of the value or number of shares, whichever was more restrictive, of our issued and outstanding shares of common stock.

The plan provided that initial options would vest in three equal installments beginning on the date of grant and on each of the first and second anniversaries of the date of grant, and subsequent options would vest on the second anniversary of the date of grant. Options granted under the plan were exercisable until the first to occur of: (i) the tenth anniversary of the date of grant; (ii) the removal for cause of the person as an independent director; or (iii) three months following the date the person ceased to be an independent director for any other reason except death or disability. All options were generally exercisable in the case of death or disability for a period of one year after death or the disabling event, provided that the death or disabling event occurred while the person was an independent director. However, if the option was exercised within the first six months after it became exercisable, any shares issued pursuant to such exercise were not permitted to be sold until the six month anniversary of the date of the grant of the option. No option issued pursuant to the plan was exercisable if the exercise would jeopardize our status as a REIT.

Under the plan, no option granted thereunder was transferable by an independent director in any manner otherwise than by will or by the laws of descent or distribution.

The plan provided that upon our dissolution, liquidation, reorganization, merger or consolidation as a result of which we were not the surviving corporation, or upon sale of all or substantially all of our assets, the plan would terminate, and any outstanding unexercised options would terminate and be forfeited, subject to the right of option holders to exercise any options that were otherwise exercisable immediately prior to the dissolution, liquidation, consolidation or merger. The plan also provided our board with the authority to take certain other actions in connection with any such event, including the assumption or substitution of outstanding options, the continuance of the plan and outstanding options, or the payment of cash or shares in complete satisfaction of outstanding options.

On December 15, 2014, we suspended our independent director stock option plan and on January 20, 2015, we terminated the plan. In addition, all options outstanding under the plan were canceled effective as of January 20, 2015, pursuant to agreements that we entered into with each independent director holding outstanding options as of such date. No additional options will be granted under the plan.

The following table provides additional detail regarding the 2014 compensation of our independent directors:

Name	Fees Earned in Cash (1)	Total
William J. Wierzbicki	$47,500	$47,500
J. Michael Borden	$194,500	$194,500
Thomas F. Meagher	$56,500	$56,500
Paula Saban	$310,500	$310,500
Thomas F. Glavin	$319,500	$319,500

(1)	Amounts reflect annual retainers, board and committee meeting fees and, if applicable, committee chair retainers earned in 2014. Members of the Self-Management Transactions Committee, comprised of Ms. Saban and Mr. Glavin, received an additional $72,500 for their services on the special committee, and members of the Transactions Committee, comprised of Ms. Saban and Messrs. Borden and Glavin, received an additional $45,000 for their services on the Transaction Committee in 2014.

Name	Options Outstanding at Fiscal Year End
William J. Wierzbicki	6,000
J. Michael Borden	6,000
Thomas F. Meagher	6,000
Paula Saban	6,000
Thomas F. Glavin	5,000

2015 Director Compensation Program

On June 16, 2015, upon recommendation from our compensation committee, our board adopted the InvenTrust Properties Corp. Director Compensation Program (the “Director Compensation Program”), effective June 19, 2015. The material terms of the Director Compensation Program are described below:

Cash Compensation. Under the Director Compensation Program, effective as of January 1, 2015, each non-employee director is entitled to receive an annual cash retainer of $65,000. No meeting fees will be paid to our non-employee directors for attending individual board or committee meetings. In addition, committee members and chairpersons and our Interim Non-Executive Chairman will receive the following additional annual cash retainers (as applicable):

Chair of Audit Committee: $23,000

Chair of Compensation Committee: $17,500

Chair of Nominating and Governance Committee: $12,000

Non-Chair Audit Committee Member: $10,000

Non-Chair Compensation Committee Member: $7,500

Non-Chair Nominating and Governance Committee Member: $5,000

Interim Non-Executive Chairman: $30,000

Equity Compensation. In addition to the cash retainers, each non-employee director received an award of 27,500 restricted stock units (“RSUs”) (valued at $110,000) on June 19, 2015, the effective date of the Director Compensation Program. These initial awards will vest in full on December 15, 2015, the date of the first annual meeting of our stockholders following the grant date, subject to the director’s continued service through the vesting date. In addition, each non-employee director who is initially elected or re-elected as a director at an annual meeting of our stockholders will be granted an award of RSUs with a value equal to $110,000. These annual awards will vest in full on the date of the first annual meeting of our stockholders following the director’s election or re-election, as applicable, subject to the director’s continued service on the vesting date.

Business Expenses. Pursuant to the terms of the Director Compensation Program and our standard expense reimbursement policy, we will reimburse each non-employee director for reasonable business expenses incurred by the director in connection with his or her services to us, including, without limitation, expenses for continuing education programs.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee was formed in September, 2014. Prior to that time, none of our current or former officers or employees, or the current or former officers or employees of our subsidiaries, participated in any deliberations of our board concerning executive officer compensation during the year ended December 31, 2014, except that Mr. McGuinness, in his capacity as president, provided recommendations with respect to the compensation of our other executive officers. In addition, during the year ended December 31, 2014, none of our executive officers served, and none of them currently serve, as a director or a member of the compensation committee of any entity that has one or more executive officers serving as a member of our board.

Director Meetings Attendance

During the year ended December 31, 2014, our board met 25 times, the audit committee met 12 times and the compensation committee met three times. Our nominating and corporate governance committee was not yet formed during 2014. Each of our directors attended at least 75% of the aggregate amount of the meetings of the board and any committee on which he or she served in 2014. We encourage our directors to attend our annual meetings. All of our directors other than Mr. Meagher attended our annual meeting held on December 15, 2014.

EXECUTIVES

Executive Officers

The board of directors annually elects our executive officers. These officers may be terminated at any time. In addition to Mr. McGuinness, whose biography is set forth above, the following individuals serve as our executive officers.

Jack Potts, 46. Mr. Potts has served as the Company’s Executive Vice President, Chief Financial Officer and Treasurer since November 2014 and served as the Company’s Executive Vice President and principal financial officer from the time the Company initiated its self-management transactions on March 12, 2014 through November 2014. Prior to that time, Mr. Potts served as Treasurer and principal financial officer of the Company since February 2012. He also previously served as principal accounting officer and the chief accounting officer of the Company’s former business manager, Inland American Business Manager & Advisor, Inc. (the “Business Manager”) from September 2007 to January 2012. Prior to joining the Inland organization, from February 1998 to April 2007, Mr. Potts held various accounting and financial reporting positions with Equity Office Properties Trust, Inc., a then-publicly-traded owner and manager of office properties. Mr. Potts previously worked in the field of public accounting and was a manager in the real estate division for Ernst and Young LLP. He received a bachelor degree in accounting from Michigan State University in East Lansing. Mr. Potts is a certified public accountant.

Anna Fitzgerald, 39. Ms. Fitzgerald has served as the Company’s Executive Vice President, Chief Accounting Officer since November 2014 and served as the Company’s Executive Vice President, principal accounting officer and Treasurer from the time the Company initiated its self-management transactions on March 12, 2014 through November 2014. Prior to that time, Ms. Fitzgerald served as the principal accounting officer of the Company since February 2012. She also served as the vice president of accounting of the Business Manager from January 2011 through March 2014. Prior to joining the Inland organization, she had worked as a consultant to the Company, from March 2008 to December 2010. Ms. Fitzgerald was previously employed by Equity Office Properties Trust, Inc. from October 1999 to February 2008, where she held various positions in accounting, financial reporting and treasury. She received a bachelor degree in accounting and finance from Drake University in Des Moines, Iowa. Ms. Fitzgerald is a certified public accountant.

Michael E. Podboy, 38. Mr. Podboy has served as the Company’s Executive Vice President – Chief Investment Officer since November 2014 and served as the Company’s Executive Vice President – Investments from the time the Company initiated its self-management transactions on March 12, 2014 through November 2014. Mr. Podboy has managed transactions of more than $10 billion for or on behalf of the Company since 2007. Mr. Podboy also served as the senior vice president of non-core asset management of the Business Manager from January 2012 through March 2014 and vice president asset management of the Business Manager from May 2007 through December 2011. Mr. Podboy previously worked in the field of public accounting and was a senior manager in the real estate division for KPMG LLP where he served as a certified public accountant. He received a B.A. with a focus on accounting and computer science from the University of Saint Thomas in Saint Paul, Minnesota. Mr. Podboy also served as a Trust Manager for Cobalt Industrial REIT II which focused on light industrial properties, as well as currently serves as an Executive Committee member of our retail joint venture entity IAGM Retail Fund I, LLC.

Scott W. Wilton, 55. Mr. Wilton has served as the Company’s Executive Vice President, General Counsel and Secretary from the time the Company initiated its self-management transactions on March 12, 2014. He served as Secretary of the Company since October 2004. Mr. Wilton joined The Inland Group, Inc. in January 1995. Mr. Wilton served as the vice president of the Business Manager from July 2013 through March 2014. He served as assistant vice president of The Inland Real Estate Group, Inc. and senior counsel with The Inland Real Estate Group law department since 2006. Mr. Wilton previously served as secretary of Retail Properties of America, Inc. (formerly, Inland Western Retail Real Estate Trust, Inc.) from March 2003 to November 2005, as secretary of Inland Private Capital Corporation from May 2001 to August 2009 and as secretary of Inland Retail Real Estate Trust, Inc. and Inland Retail Real Estate Advisory Services, Inc. from September 1998 to December 2004. Mr. Wilton was involved in all aspects of The Inland Group, Inc.’s business, including real estate acquisitions and financing, securities law and corporate governance matters, leasing and tenant matters and litigation management. He received bachelor degrees in economics and history from the University of Illinois, Champaign, in 1982 and his law degree from Loyola University, Chicago, Illinois, in 1985. Prior to joining The Inland Group, Inc. Mr. Wilton worked for the Chicago law firm of Williams, Rutstein, Goldfarb, Sibrava and Midura, Ltd., specializing in real estate, corporate transactions and litigation.

David F. Collins, 64. Mr. Collins has served as the Company’s Executive Vice President, Portfolio Management since January 2015 and as its Senior Vice President of Asset Management & Leasing from October 13, 2014 to January 2015. Prior to joining the Company, Mr. Collins served as senior vice president of asset and property management for American Realty Capital Properties from 2010 through October 2014. Prior to that time, he was a senior vice president of development/asset management for the Carlyle Development Group, Inc. and served as the vice president of asset management for LaSalle Investment Management/Jones Lang LaSalle. He received his bachelor’s degree in accounting from Arizona State University in 1975 and his master’s degree in business administration from Arizona University in 1980.

Jonathan T. Roberts, 41. Mr. Roberts has served as the Company’s President of University House Communities Group, Inc. (formerly IA Communities Group, Inc.) (“UHCG”) since 2010. Prior to that time, Mr. Roberts served as an Executive Vice President of UHCG since its inception in May 2007. Mr. Roberts joined UHCG’s predecessor as a Financial Analyst in May 2002. Mr. Roberts served a number of roles for UHCG’s predecessor between May 2002 and May 2007, including Financial Analyst, Finance Manager, Vice President of Capital Markets, Managing Director – Capital Markets and Executive Vice President. Prior to joining UHCG, Roberts served as a senior consultant for Ernst and Young, LLP from early 2000 to May 2002, and as a senior analyst for CoStar Group from 1998 to 2000. Mr. Roberts holds both a bachelor’s degree and master’s degree in business administration from Texas Christian University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the “Summary Compensation Table” below and the principal factors relevant to an analysis of these policies and decisions. In 2014, our “named executive officers” and their positions were as follows:

•	Thomas P. McGuinness, President and Chief Executive Officer;

•	Jack Potts, Executive Vice President, Chief Financial Officer and Treasurer;

•	Michael E. Podboy, Executive Vice President, Chief Investment Officer;

•	Marcel Verbaas, President and Chief Executive Officer of Xenia Hotels & Resorts; and

•	Barry A.N. Bloom, Ph.D., Executive Vice President and Chief Operating Officer of Xenia Hotels & Resorts.

In connection with the spin-off of our lodging business on February 3, 2015 (the “Xenia Spin-Off”), Messrs. Verbaas and Bloom continued their employment with Xenia Hotels & Resorts, Inc. (“Xenia”) and ceased to be employed by us or our subsidiaries.

Prior to March 12, 2014, our named executive officers were employed and compensated by the Company’s Business Manager or its wholly-owned subsidiary, Inland American Lodging Advisor, Inc. (“Lodging Advisor”). Following the Company’s Self-Management Transactions on March 12, 2014, as further described below under the heading Certain Relationships and Related Person Transactions – Self-Management Transactions, our named executive officers and our other employees ceased to be employed by the Business Manager or the Lodging Advisor and became our employees. Prior to the Self-Management Transactions, we did not separately compensate our executive officers, nor did we reimburse either the Business Manager or its affiliates for any compensation paid to our executive officers, other than through the business management fees paid to them under our business management agreement with the Business Manager. However, in order to give economic effect to the Self-Management Transactions as of February 1, 2014, we reimbursed the Business Manager and its affiliates for salaries and other compensation paid to our executive officers, including the named executive officers, for the period from February 1, 2014 through February 28, 2014. Prior to the Self-Management Transactions, we did not have, and our board had not considered, a compensation policy or program for our executive officers, including our named executive officers.

This section provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each compensation component that we provided in 2014 following the Self-Management Transactions. Each of the key elements of our executive compensation program is discussed in more detail below. The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below.

Our executive compensation program is designed to provide a total compensation package intended to align executive compensation with the Company’s performance and with stockholder interests, and to attract, motivate and retain talented and experienced executive officers through competitive compensation arrangements relative to our peer group.

In 2015, we revised certain aspects of our compensation program. Additional information regarding the changes made to our compensation program in 2015 is set forth under the heading “– 2015 Compensation Decisions” below.

Executive Summary

Summary of 2014 Financial and Operational Results

For the year ended December 31, 2014, the Company:

•	Worked toward the spin-off of our lodging business through a taxable pro-rata distribution by the Company of 95% of the outstanding common stock of Xenia to holders of record of the Company’s common stock as of the close of business on January 20, 2015, which we refer to herein as the Xenia Spin-Off.

•	Sold 52 suburban select service hotels for approximately $1.1 billion, resulting in net proceeds of approximately $480 million after prepayment of indebtedness and related costs.

•	Completed a Dutch Auction tender offer for the purchase of approximately 60.8 million shares for $394.9 million.

•	Increased net operating income to $598.7 million, a 16.1% increase over the year ended December 31, 2013, inclusive of an increase in same store operating performance of 11.9 million, or 2.8%.

•	Achieved funds from operations, as defined by NAREIT, of $442.5 million.

•	Acquired five new properties for a gross investment of $302.4 million consisting of three retail properties, one student housing property and one lodging property.

During the fiscal year ending December 31, 2014, our stockholders received dividends of $436.9 million, or $0.50 per share on an annualized basis. After the completion of the Xenia Spin-Off in February of 2015, disposing of 313 non-strategic properties for a gross disposition price of approximately $2.7 billion and refinancing or paying down approximately $1.5 billion of mortgage debt, we ended 2014 well positioned to continue the execution of our portfolio strategy. Excluding our lodging business, as of December 31, 2014, our portfolio consisted of a retail portfolio of $2.5 billion, undepreciated, that included 108 properties, a student housing portfolio of $724.8 million, undepreciated, that included 14 properties, and non-core properties of approximately $805.4 million and 20 properties.

Consistent with our compensation philosophy to pay for performance, the annual cash bonuses of our named executive officers for 2014 were tied to one or more of the above financial performance metrics, as well as other metrics. See “Compensation Discussion and Analysis – Elements of Executive Compensation – Annual Cash Bonuses” for a detailed discussion of our annual bonus programs and related performance metrics.

Compensation Elements

Our executive compensation program for 2014 consisted of the following elements: base salary, annual cash bonus, equity-based long-term incentive awards, retirement benefits and health/welfare benefits. Each of these elements taken separately, as well as each of these elements taken as a whole, was necessary to support the Company’s overall compensation objectives. The following table sets forth the key elements of our named executive officers’ compensation for 2014, along with the primary objective associated with each element of compensation.

Compensation Element	Primary Objective
Base salary	To compensate ongoing performance of job responsibilities and provide a fixed minimum income level as a necessary tool in attracting and retaining executives.

Annual cash bonus	To incentivize the attainment of annual financial, operational and personal objectives and individual contributions to the achievement of those objectives.

Long-term equity incentive compensation	To provide incentives that are linked directly to increases in the value of the Company as a result of the execution of our long-term business plans and strategies.

Retirement savings – 401(k) plan	To provide retirement savings in a tax-efficient manner.

Health and welfare benefits	To provide typical protections from health, dental, death and disability risks.

The compensation committee believes that executive compensation should reflect the value created for our stockholders, while supporting our operational goals and long-term business plans and strategies. In addition, the compensation committee believes that such compensation should assist the Company in attracting and retaining key executives critical to our long-term success.

Good Governance and Best Practices

With respect to our executive compensation program, the Company is committed to staying apprised of current issues, emerging trends, and best practices. To this end, when considering executive officer compensation packages for 2014, the compensation committee worked with our independent compensation consultant, Exequity LLP, to conduct a comprehensive market analysis of our executive compensation program and pay, and to generally align target direct compensation for our named executive officers conservatively relative to the median of the Company’s or Xenia’s peer groups, as applicable.

Our executive compensation programs and practices for 2014 included the following features, which we believe are mindful of the concerns of our stockholders.

•	The named executive officers were eligible to earn annual bonuses based upon achievement of specific annual financial, operational and personal objectives that were designed to challenge the named executive officers to strong performance.

•	The named executive officers participated in equity-based incentive plans which provided incentives that were linked directly to increases in the value of the Company.

•	Our named executive officers participated in broad-based Company-sponsored benefits programs on the same basis as other full-time employees.

•	Our named executive officers participated in the same defined contribution retirement plan as other employees.

•	In 2014, Exequity was retained directly by and reported to the compensation committee. Exequity did not have any prior relationship with any of our named executive officers or members of the compensation committee.

•	Our compensation committee, in conjunction with Exequity, developed comparative peer groups to analyze the total pay opportunity of our named executive officers.

•	We did not provide our executive officers or other employees with tax gross-up payments, supplemental retirement benefits or perquisites.

Pay for Performance

Our compensation program for 2014 was designed to align key financial and operational achievements with the annual cash bonuses to our named executive officers. Annual cash bonuses were focused primarily on financial performance for 2014, as well as individual performance. Under our annual bonus program for 2014, Messrs. McGuinness, Potts and Podboy were eligible to earn cash bonuses based on each of their individual performances in support of our financial, operational, and cultural goals for 2014, as well as the Company’s achievement in 2014 of performance goals relating to adjusted funds from operations (“AFFO”) (a supplemental non-GAAP financial measure described below).

Under our annual bonus program for employees of Xenia for 2014, Messrs. Verbaas and Bloom were eligible to earn cash bonuses based on each of their individual performances in support of Xenia’s financial, operational, and cultural goals for 2014, as well as Xenia’s achievement in 2014 of performance goals relating to (i) adjusted EBITDA (a supplemental non-GAAP financial measure defined as property net operating income less the lodging platform’s controllable general and administrative expenses); and (ii) capital management (a supplemental non-GAAP financial measure evaluated based on adherence to a predetermined capital management budget and a qualitative assessment of timeliness of capital projects).

The compensation committee believes these annual targeted operational and financial goals align with our strategy to attain long-term financial stability that will support sustained cash flows beneficial to our stockholders. Performance of each named executive officer was not evaluated solely upon satisfaction of pre-determined performance goals, but was also evaluated subjectively by the compensation committee. Depending on actual results, each named executive officer could earn a maximum of 150% of his target bonus amount if the maximum performance targets were achieved or exceeded. In determining each executive’s actual cash bonus under the applicable bonus program, each executive’s target bonus percentage was weighted between each applicable performance metric based on the officer’s core responsibilities within the Company or Xenia, as applicable.

Stockholder Interest Alignment

Equity awards granted in 2014 included one-time grants of “share units,” the value of which increases or decreases as the total equity value of the Company’s lodging, student housing and retail/non-core businesses, as applicable, increases or decreases. Share unit awards, which vest over time and are based on the executive’s continued employment, as well as the occurrence of a change in control or the occurrence of a listing event, such as an initial public offering or other listing of the applicable entity’s shares on a national securities exchange (as was the case for Xenia on February 4, 2015) (a “Listing Event”), of the Company’s lodging, student housing and retail/non-core businesses, as applicable, create a balanced focus on the achievement of short-term and long-term financial and operational goals. The compensation committee believes that this “at risk” compensation in the form of annual bonuses and long-term equity incentives plays a significant role in aligning management’s interests with those of the Company’s stockholders.

Determination of Compensation

Roles of Our Compensation Committee and Chief Executive Officer in Compensation Decisions

Prior to the Self-Management Transactions in March 2014, we did not have, and our board had not considered, a compensation policy or program for our executive officers, including our named executive officers. Following the Self-Management Transactions, our board and our compensation committee became responsible for overseeing our executive compensation program and Xenia’s executive compensation program, as well as determining and approving the ongoing compensation arrangements for our named executive officers. Our compensation committee evaluates the individual performance and contributions of our Chief Executive Officer. Our Chief Executive Officer evaluates the individual performance and contributions of each other named executive officer, and reports to our compensation committee his recommendations regarding the other named executive officers’ compensation.

Engagement of Compensation Consultant

At the time of the Self-Management Transactions, we did not have a compensation committee, so the Self-Management Transactions Committee (the members of which served on the compensation committee in 2014) retained Exequity LLP to perform a competitive benchmarking analysis among REITs of similar size and portfolio compositions as the Company’s principal business segments. As a result of that analysis, our board unanimously decided that a compensation framework was required to retain and recruit the caliber of executive officers and other key employees necessary to carry out the Company’s objectives. Our board, with the assistance of Exequity, designed a market-based compensation program with the intent that it be attractive to potential employees, manage retention risk, tie compensation to performance and align the interests of our officers with the interests of our stockholders. Following the Self-Management Transactions, offers of employment incorporating this compensation program were made to each of our named executive officers, which were then negotiated until an agreement was reached with each of the officers. In addition to these services, Exequity also advised the compensation committee regarding the compensation to be paid to members of our board and the board of directors of Xenia. Exequity has not provided any other services to the Company. Our compensation committee has determined that Exequity is independent and does not have any conflicts of interests with the Company.

Peer Group Review

With respect to the compensation packages offered to our named executive officers in connection with the Self-Management Transactions, our board and the Self-Management Transactions Committee reviewed total cash and long-term compensation levels for employees of the Company and Xenia against those of each entity’s peer group companies in an effort to set executive compensation at levels that will attract and motivate qualified executives while rewarding performance based on corporate objectives. The board and the Self-Management Transactions Committee set compensation levels for each executive officer on the basis of several factors, including the executive officer’s level of experience, competitive market data applicable to the executive officer’s positions and functional responsibilities, promoting recruitment and retention, the performance of the executive officer and the Company’s or Xenia’s annual and long-term performance, as applicable.

Two peer groups were used to set 2014 base salaries, bonus targets and long-term equity awards for Messrs. McGuinness, Potts and Podboy, consisting of different combinations of the following 18 companies:

Acadia Realty Trust	Federal Realty Investment Trust	Realty Income Corporation

American Assets Trust, Inc.	Inland Real Estate Corporation	Regency Centers Corporation

CBL & Associates Properties, Inc.	Kimco Realty Corporation	Retail Opportunity Investments Corporation

Cedar Realty Trust, Inc.	The Macerich Company	Retail Properties of America, Inc.

DDR Corporation	National Retail Properties	Taubman Centers, Inc.

Equity One, Inc.	Ramco-Gershenson Properties Trust	Weingarten Realty Investment Trust

The first peer group consisted of a total of 15 companies, and included all of the companies listed above other than Acadia Realty Trust, American Assets Trust, Inc. and Retail Opportunity Investments Corporation. The second peer group consisted of a total of 12 companies and included all of the companies listed above other than CBL & Associates Properties, Inc., The Macerich Company, National Retail Properties, Realty Income Corporation, Regency Centers Corporation, and Taubman Centers, Inc.

The peer group used to set 2014 base salaries, bonus targets and long-term equity awards for Messrs. Verbaas and Bloom consisted of the following 8 similarly sized REITS in the hotel business:

Ashford Hospitality Trust	La Salle Hotel Properties	Strategic Hotels and Resorts

DiamondRock Hospitality	RLJ Lodging Trust	Sunstone Hotel Investors

FelCor Lodging Trust	Ryman Hospitality Properties

Executive Compensation Philosophy and Objectives

The market for experienced management is highly competitive in our industry. In establishing our executive compensation program in connection with our transition to self-management in 2014, one of our principal goals was to attract and retain the most highly qualified executives to manage each of our business functions. In connection with that process, we worked with Exequity to understand competitive pay practices within the REIT industry and to design executive compensation programs that fit our business strategy and align the interests of our named executive officers with those of our shareholders. We sought to provide total compensation to our executive officers that is competitive with the total compensation paid by comparable REITs and other real estate companies in our peer group. Our executive compensation philosophy recognizes that, given that the market for experienced management is highly competitive in our industry, a key to our success is our ability to attract and retain the most highly-qualified executives to manage each of our business functions.

Elements of Executive Compensation Program

The following describes the primary components of our executive compensation program for each of our named executive officers for 2014, the rationale for each component and how compensation amounts were determined.

Base Salary

In 2014, we provided our named executive officers with a base salary to compensate them for services rendered to our Company or Xenia, as applicable, during the fiscal year. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The base salaries for each of the named executive officers for 2014 following the Self-Management Transactions were determined based in part on the analysis by Exequity of the compensation practices of companies in the Company’s and Xenia’s peer groups, as applicable. The following table sets forth the annual base salaries for each of our named executive officers as of December 31, 2014.

Name	2014 Annual Base Salary
Thomas McGuinness	$625,000
Jack Potts	$435,000
Michael Podboy	$300,000
Marcel Verbaas	$615,000
Barry Bloom	$435,000

Effective as of January 1, 2015, the base salaries for Messrs. McGuinness, Potts and Podboy were adjusted in accordance with the considerations described above. The following table sets forth the 2015 annual base salaries for each of Messrs. McGuinness, Potts and Podboy.

Name	2015 Annual Base Salary
Thomas McGuinness	$700,000
Jack Potts	$483,000
Michael Podboy	$395,000

Annual Cash Bonuses

In 2014, our named executive officers participated in annual bonus programs for employees of the Company or Xenia, as applicable, under which each of the executives was eligible to receive an annual cash bonus based upon the achievement of certain performance criteria. Target awards for the executives under the annual cash bonus programs were specified in each of their respective employment agreements, with threshold and maximum bonus levels determined on an annual basis. The target bonus levels for our named executive officers for 2014 were:

Name	Target Annual Bonus (% of annual base salary)
Thomas McGuinness	125%
Jack Potts	90%
Michael Podboy	75%
Marcel Verbaas	125%
Barry Bloom	90%

Annual Cash Bonuses for Messrs. McGuinness, Potts and Podboy

Under the annual bonus program for Messrs. McGuinness, Potts and Podboy, the 2014 performance goals were: (1) adjusted funds from operations (“AFFO”), weighted at 75% of each executive’s target annual bonus opportunity, and (2) individual performance, weighted at 25% of each executive’s target annual bonus opportunity. AFFO is a non-GAAP financial measure and is defined as funds from operations consistent with the NAREIT definition, meaning net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization and impairment charges on depreciable property and after adjustments for unconsolidated partnerships and joint ventures in which we hold an interest adjusted to exclude general and administrative costs associated with lodging transaction readiness.

The table below reflects the AFFO performance goals for Messrs. McGuinness, Potts and Podboy for 2014. The individual performance bonus component for each of Messrs. McGuinness, Potts and Podboy was based on a qualitative assessment of the executive’s individual performance.

2014 Annual Bonus Performance Measure	Threshold	Target	Maximum
AFFO	$360.8 million	$451.0 million	$541.2 million

Under the 2014 bonus program for Messrs. McGuinness, Potts and Podboy, with respect to the AFFO goal, no bonus would be earned for performance below the threshold level, 50% of the executive’s bonus target would be earned for performance at the threshold level, 100% of the executive’s bonus target would be earned for performance at the target level and 150% of the executive’s bonus target would be earned for performance at the maximum level (or above). Performance between threshold and target and between target and maximum levels would be interpolated on a straight-line basis.

The following table sets forth threshold, target and maximum performance levels for the AFFO goal for 2014, each as a percentage of target performance.

	Threshold Goal (as a % of target goal)	Target Goal (as a % of target goal)	Maximum Goal (as a % of target goal)
AFFO	80%	100%	120%

For 2014, the Company achieved AFFO of $455.9 million, which was over the target goal of $451.0 million. In calculating AFFO for purposes of the bonus program, the Company adjusted for nonrecurring events that impacted the financial performance of certain properties. Therefore, each of Messrs. McGuinness, Potts and Podboy were entitled to 102.7% of their target bonus with respect to the AFFO performance metric. Our compensation committee determined that the individual performances of each of Messrs. McGuinness, Potts and Podboy for 2014 exceeded expectations, and therefore the bonus amount attributable to each named executive officer’s individual performance exceeded their individual performance target amount. Based on these results, bonuses were determined as follows:

Name	AFFO	Individual Performance	2014 Total Bonus
Thomas McGuinness	$601,758	$373,242	$975,000
Jack Potts	$301,553	$130,447	$432,000
Michael Podboy	$173,306	$67,694	$241,000

Annual Cash Bonuses for Messrs. Verbaas and Bloom

Under the annual cash bonus program for employees of Xenia, including Messrs. Verbaas and Bloom, the 2014 performance goals were: (1) adjusted EBITDA, weighted at 40% of each executive’s target annual bonus opportunity, (2) capital management, weighted at 40% of each executive’s target annual bonus opportunity, and (3) individual performance, weighted at 20% of each executive’s target annual bonus opportunity. Adjusted EBITDA and capital management are non-GAAP financial measures and are defined as follows: adjusted EBITDA is property net operating income less the lodging platform’s controllable general and administrative expenses, and capital management as adherence to a predetermined capital management budget (50%) and a qualitative assessment of timeliness of capital projects (50%).

The table below reflects the quantitative performance goals for Messrs. Verbaas and Bloom for 2014.

2014 Annual Bonus Performance Measure	Threshold	Target	Maximum
Adjusted EBITDA	$284.6 million	$355.7 million	$426.8 million
Capital Management Budget	$77.5 million	$70.5 million	$63.4 million

Under the 2014 bonus program for employees of Xenia, with respect to the adjusted EBITDA and capital management goals, no bonus would be earned for performance below the threshold level, 50% of the executive’s bonus target would be earned for performance at the threshold level, 100% of the executive’s bonus target would be earned for performance at the target level and 150% of the executive’s bonus target would be earned for performance at the maximum level (or above). Performance between threshold and target and between target and maximum levels would be interpolated on a straight-line basis.

The following table sets forth threshold, target and maximum performance levels for the adjusted EBITDA and capital management goals, each as a percentage of target performance.

	Threshold Goal (as a % of target goal)	Target Goal (as a % of target goal)	Maximum Goal (as a % of target goal)
Adjusted EBITDA	80%	100%	120%
Capital Management Budget	110%	100%	90%

For 2014, Xenia achieved adjusted EBITDA equal to $363.6 million, which exceeded Xenia’s target goal of $355.7 million. In calculating adjusted EBITDA for purposes of the Xenia bonus program, the Company adjusted for nonrecurring events that impacted the financial performance of certain properties. In addition, the property net operating income reflected eleven months of actual activity and one month of budgeted amounts due to the anticipated date of and separation of the lodging platform. Therefore, Messrs. Verbaas and Bloom were entitled to 105% of their target bonus with respect to the adjusted EBITDA performance metric. Xenia also achieved a capital management budget of $44.3 million, which was more favorable than Xenia’s target goal, and our compensation committee determined that individual performance and timeliness of capital management projects in 2014 exceeded expectations. Therefore, Messrs. Verbaas and Bloom were entitled to 125% of their target bonus with respect to the capital management performance metrics, and the bonus amount attributable to individual performance exceeded the target amount for that metric. Based on these results, bonuses were determined as follows:

Name	Adjusted EBITDA	Capital Management	Individual Performance	2014 Total Bonus
Marcel Verbaas	$322,875	$384,375	$192,750	$900,000
Barry Bloom	$164,430	$195,750	$99,820	$460,000

Long-Term Equity-Based Incentives

The goals of our long-term equity-based awards granted in 2014 were to reward and encourage value creation through the execution of our long-term business plans and, thereby, to align the interests of our officers, including our named executive officers, with those of our stockholders by directly linking the value of share units with the value of the Company or Xenia, as applicable.

Share Unit Plans

During 2014, the Company adopted the following three long-term incentive plans: (1) the Inland American Real Estate Trust, Inc. 2014 Share Unit Plan (the “Retail Plan”), with respect to the Company’s retail business; (2) the Xenia Hotels & Resorts, Inc. 2014 Share Unit Plan (the “Lodging Plan”), with respect to the Company’s lodging business; and (3) the Inland American Communities Group, Inc. 2014 Share Unit Plan (the “Student Housing Plan”), with respect to the Company’s student housing business (collectively, the “Share Unit Plans”). The purpose of the Share Unit Plans is (or was, as applicable) to enable the Company to attract and retain highly qualified personnel who will contribute to the Company’s success and to provide incentives to participants that are linked directly to increases or decreases in the value of the Company. On January 9, 2015, in connection with the spin-off of our lodging business, we terminated the Lodging Plan. No new share unit awards will be made under the Lodging Plan, and the Lodging Plan will be maintained by Xenia going forward with respect to awards outstanding as of the termination of the plan. Effective June 19, 2015, in connection with the adoption of the InvenTrust Properties Corp. 2015 Incentive Award Plan, we also terminated the Retail Plan. Awards outstanding as of the termination of the plan will remain outstanding and subject to the terms of the plan and the applicable award agreement. No additional awards will be granted under the Retail Plan.

Each Share Unit Plan provides (or provided, as applicable) for the grant of “share unit” awards to eligible participants. The value of a “share unit” was determined based on a phantom capitalization of the Company’s retail/non-core business, lodging business and student housing business, and does not necessarily correspond to the value of a share of common stock of the Company, Xenia or UHCG, as applicable. Similarly, vesting of the share units granted in 2014 is conditioned upon the occurrence of a triggering event, such as a Listing Event or a change in control of the applicable business, and if no triggering event occurs within five years following the applicable grant date, then the share units are forfeited.

Employees, directors and consultants of the Company and its subsidiaries and affiliates were eligible to receive awards under the Retail Plan. Employees, directors and consultants of Xenia and its subsidiaries and affiliates were eligible to receive awards under the Lodging Plan. Employees, directors and consultants of UHCG and its subsidiaries and affiliates are eligible to receive awards under the Student Housing Plan. Awards under the Share Unit Plans are generally non-transferable and non-assignable, other than by will or the laws of descent and distribution.

Subject to applicable vesting conditions, each share unit granted in 2014 represents the right to receive a cash payment or shares of common stock of the Company, Xenia, UHCG or an acquiror thereof, as applicable, in an amount equal to the fair market value of the share unit on the date of the triggering event. The “fair market value” of a share unit will be determined by the board of directors in good faith, and prior to a Listing Event of the applicable entity, will be determined by reference to the valuation performed as of December 31, 2013, or such other subsequent similar third party valuation performed to estimate the value of a share unit on a fully diluted basis, using methodologies and assumptions substantially similar to those used in prior valuations.

Share unit awards will vest and become payable on terms and conditions determined by the plan administrator and set forth in the applicable award agreement, including by reference to certain change in control transactions or Listing Events. Participants will be entitled to accrue dividend equivalents with respect to share unit awards solely to the extent provided under the terms of an applicable award agreement. To the extent that any payment or benefit paid or distributed to a participant under a Share Unit Plan or an applicable award agreement would be subject to an excise tax under Section 4999 of the Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the participant than receiving the full amount of such payments.

Each Share Unit Plan provides that a pool of share units will be available for awards issued thereunder. The initial share unit pools for each plan were as follows: 342,255,525 Company share units for the Retail Plan, 241,298,214 Xenia share units for the Lodging Plan, and 46,042,546 UHCG share units for the Student Housing Plan, and each pool may be increased at the discretion of the board of directors of the Company at any time. The number of share units in each pool was established solely as a means to enable the Company to measure the change in value over time of the share unit awards granted under each plan. The number of share units subject to each award under the Share Unit Plans may be adjusted as determined necessary by the board of directors to prevent dilution or enlargement of value as a result of intercompany transfers of cash, assets or debt between the Company, Xenia and UHCG and their affiliates for no consideration or other similar transactions. In addition, in the event of certain transactions and events affecting the share units, such as equity dividends or splits, reorganizations, recapitalizations, mergers and other corporate transactions, the plan administrator, in its discretion, will make such adjustments as it deems equitable to the applicable Share Unit Plan and the awards thereunder.

The Share Unit Plans and share unit awards may be amended, altered, cancelled or terminated by the plan administrator at any time, provided that no change to the Share Unit Plans or any outstanding award may be made that would reasonably be expected to have an adverse effect on the rights of a holder of an existing award without the consent of the affected holder.

Share Unit Awards

In 2014, our named executive officers were granted awards under the Share Unit Plans in the form of one or more “annual share unit” awards, “contingency share unit” awards, and “transaction share unit” awards.

Each 2014 “annual share unit” award (an “Annual Share Unit Award”) will vest and be settled on the later to occur of (i) the date of a change in control or Listing Event with respect to the Company’s lodging, student housing or retail/non-core business, as applicable, and (ii) the third anniversary of the vesting commencement date of the award, subject to the executive’s continued employment through the applicable settlement date, provided that in no event will the Annual Share Unit Awards vest or be settled unless such a change in control or Listing Event occurs on or before the fifth anniversary of the vesting commencement date of the award. In the case of a Listing Event, the Annual Share Unit Award will be settled in shares of common stock of the Company’s lodging, student housing or retail/non-core business, as applicable, and in the event of a change in control, the Annual Share Unit Award will be settled in cash (or, if the acquiring entity is a publicly traded company and the Annual Share Unit Award is converted into another form of equity award of the acquiring entity at the time of the change in control, then the Annual Share Unit Award will be settled in shares of the acquiring entity).

The vesting and settlement of each “contingency share unit” award (a “Contingency Share Unit Award”) is contingent upon the occurrence of a change in control or Listing Event with respect to the Company’s lodging, student housing or retail/non-core business, as applicable, that occurs no later than the fifth anniversary of the applicable vesting commencement date. If a Listing Event occurs, the Contingency Share Unit Award will vest and settle in three equal installments on each of the first three anniversaries of the Listing Event, subject to the executive’s continued employment through each vesting date. If a qualifying change in control occurs, 100% of the Contingency Share Unit Award will vest and settle on the one-year anniversary of the change in control event, subject to the executive’s continued employment through the vesting date. The awards will be settled in shares or cash in the same manner described above with respect to the Annual Share Unit Awards.

Because Messrs. McGuinness, Potts and Podboy provide leadership to the entire Company, not just the retail business, those executives received awards of share units in the lodging and student housing businesses in addition to their Annual Share Unit Awards in the retail business and one-time Contingency Share Unit Awards in the retail business. The one-time awards of lodging share units and student housing share units are referred to as transaction share units and align the interests of Messrs. McGuinness, Potts and Podboy with the long-term success of the entire Company. Each “transaction share unit” award (a “Transaction Share Unit Award”) will vest and settle upon the occurrence of a change in control or Listing Event of the Company’s lodging, student housing or retail/non-core business, as applicable, that occurs no later than the fifth anniversary of the applicable vesting commencement date. Upon the occurrence of a Listing Event or change in control, the executive will be entitled to a cash payment equal to the fair market value of the share units subject to the Transaction Share Unit Award determined on the date of the change in control or Listing Event, as applicable.

Each of the share unit awards granted to the named executive officers during 2014 has a vesting commencement date of March 12, 2014. The value of each share unit granted in 2014 was equal to $10.00 at the time of grant and was determined by reference to the third-party valuation performed for the Company as of December 31, 2013.

On January 20, 2015, in connection with the sale of our suburban select service portfolio, our compensation committee approved the accelerated vesting and cash settlement of a portion of the Annual Share Unit Awards previously granted to Mr. Verbaas and Mr. Bloom under the Lodging Plan. In addition, in connection with the change in the equity value of the Company’s lodging portfolio resulting from certain intercompany transfers of assets and debt to and from Xenia that do not reflect Xenia’s actual performance, our compensation committee approved an adjustment to the number of share units subject to all share unit awards outstanding under the Lodging Plan to protect the value of the awards from dilution or enlargement attributable to such transfers.

On February 4, 2015, in connection with the spin-off of our lodging business, the number of share units subject to the Annual Share Unit Awards and Contingency Share Unit Awards granted to Messrs. Verbaas and Bloom was adjusted to preserve, immediately following the adjustment, the aggregate value of the awards immediately prior to the adjustment, but with each adjusted share unit corresponding to one share of Xenia’s common stock. Also in connection with the spin-off of our lodging business, the Transaction Share Unit Awards relating to our lodging business which were granted to Messrs. McGuinness, Potts and Podboy became vested and were settled in accordance with the applicable plan provisions.

Effective June 19, 2015, in connection with the change in the equity value of the Company’s student housing portfolio resulting from certain intercompany transfers of assets and debt to and from UHCG that do not reflect UHCG’s actual performance, our compensation committee approved an adjustment to the number of share units subject to all share unit awards outstanding under the Student Housing Plan to protect the value of the awards from dilution or enlargement attributable to such transfers.

Additional information regarding the vesting terms and conditions applicable to all outstanding share unit awards held by our named executive officers is set forth under the heading “– Potential Payments Upon Termination or Change in Control” below.

Other Elements of Compensation

In 2014, we provided customary employee benefits to our full- and part-time employees, including our named executive officers, including medical and dental benefits, short-term and long-term disability insurance, accidental death and dismemberment insurance, and group life insurance. In addition, Mr. McGuinness was also covered by an additional life insurance policy provided by the Company.

We have established a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. In 2014, our named executive officers were eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. For 2014, we matched 50% of the contributions made by participants in the 401(k) plan for the first $3,000 of the employee’s contributions. These matching contributions are subject to vesting based on the participant’s years of service. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making matching contributions, adds to the overall desirability of our compensation packages and further incentivizes our employees in accordance with our compensation policies.

Severance and Change in Control-Based Compensation

As more fully described below under the caption “– Potential Payments Upon Termination or Change in Control,” the employment agreements with our named executive officers which were in effect during 2014 provided for certain payments and/or benefits upon a qualifying termination of employment. We believe that job security and terminations of employment, both within and outside of the change in control context, are causes of significant concern and uncertainty for senior executives and that providing protections to our named executive officers in these contexts is therefore appropriate in order to alleviate these concerns and allow the executives to remain focused on their duties and responsibilities to the Company in all situations.

Payments and/or benefits provided in the employment agreements for our named executive officers, in each case, upon a termination by the Company without “cause” or by the executive for “good reason”, included, without limitation:

•	a multiple of the sum of the executive’s annual base salary and target bonus for the year in which the termination occurs; and

•	reimbursement by the Company of premiums for healthcare continuation coverage under COBRA for the executive and his dependents for up to 18 months after the termination date.

Furthermore, the award agreements covering the share unit awards granted to each named executive officer provide for accelerated vesting of the awards upon certain terminations of employment. A detailed description of the acceleration provisions applicable to the share unit awards is set forth under the heading “– Potential Payments Upon Termination or Change in Control” below.

Tax and Accounting Considerations

Code Section 162(m)

Generally, Section 162(m) of the Code disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year to its chief executive officer and each of its three other most highly compensated executive officers, other than its chief financial officer, unless compensation qualifies as “performance-based compensation” within the meaning of the Code. We believe that we qualify as a REIT under the Code and generally are not subject to federal income taxes, provided that we distribute to our stockholders at least 90% of our taxable income each year. As a result of the Company’s tax status as a REIT, the loss of a deduction under Section 162(m) may not affect the amount of federal income tax payable by the Company. Therefore, our board and our compensation committee generally have not taken the deductibility limit imposed by Section 162(m) into consideration in setting compensation.

Code Section 409A

Section 409A of the Code, or Section 409A, requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.

Code Section 280G

Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including share units and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers, our board and our compensation committee consider all elements of the cost to our company of providing such compensation, including the potential impact of Section 280G. However, our board or our compensation committee may, in their judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when they believe that such arrangements are appropriate to attract and retain executive talent.

Accounting for Stock-Based Compensation

We follow FASB Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of Annual Share Unit Awards and Contingency Share Unit Awards under the Share Unit Plans and RSUs under the InvenTrust Properties Corp. 2015 Incentive Award Plan will be accounted for as equity awards under ASC Topic 718. Grants of Transaction Share Unit Awards may only be settled in cash, and therefore are reflected as non-equity awards. Our compensation committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to the Share Unit Plans. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Executive Compensation Tables

Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid to our named executive officers for the year ended December 31, 2014.

Name and Principal Position	Salary (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Thomas McGuinness	$572,115	$3,000,000	$975,000	$4,219	$4,551,334
President and Chief Executive Officer

Jack Potts	$398,192	$1,150,000	$432,000	$86	$1,980,278
Executive Vice President, Chief Financial Officer and Treasurer

Michael Podboy	$305,553	$800,000	$241,000	$86	$1,346,639
Executive Vice President, Chief Investment Officer

Marcel Verbaas	$557,423	$3,000,000	$900,000	$433	$4,457,856
President and Chief Executive Officer of Xenia Hotels & Resorts, Inc.

Barry Bloom	$403,731	$1,740,000	$460,000	$86	$2,603,817
Executive Vice President and Chief Operating Officer of Xenia Hotels & Resorts, Inc.

(1)	Amounts represent base salary earned by our named executive officers for the portion of 2014 during which the executive was employed and compensated by us subsequent to the Self-Management Transactions (March 1, 2014 through December 31, 2014), as well as amounts reimbursed to the Business Manager and its affiliates for salaries paid to our named executive officers for the period from February 1, 2014 through February 28, 2014.
(2)	Amounts reflect the full grant-date fair value of Annual Share Unit Awards and Contingency Share Unit Awards granted under the Retail Plan and the Lodging Plan during 2014, which was calculated by multiplying the applicable number of share units by the per unit value ($10.00) on the date of grant as prescribed by ASC Topic 718. The value of each share unit ($10.00) was determined by reference to the third-party valuation performed for the Company as of December 31, 2013. Although the amounts presented in the table reflect the full grant-date fair value of the share unit awards as of the date of grant in accordance with ASC Topic 718, because the awards are contingent on the occurrence of a liquidity event that is outside our control, the Company has not recognized any stock-based compensation expense under ASC Topic 718 with respect to such awards, and any compensation expense recognized by the Company in the future will not necessarily reflect the grant date fair value of the awards shown in this table.

(3)	Amounts represent the annual bonus awards earned in 2014 and paid in 2015 under our annual bonus programs for employees of the Company and Xenia, as applicable. See “Compensation Discussion and Analysis – Elements of Executive Compensation – Annual Cash Bonuses” for a detailed discussion of our annual bonus programs.
(4)	The following table sets forth the amount of each other item of compensation paid to, or on behalf of, our named executive officers in 2014 included in the “All Other Compensation” column. Amounts for each other item of compensation are valued based on the aggregate incremental cost to us, in each case without taking into account the value of any income tax deduction for which we may be eligible.

Name	Company Contributions to 401(k) Plan	Life Insurance Premiums	Total
Thomas McGuinness	$—	$4,219	$4,219
Jack Potts	$—	$86	$86
Michael Podboy	$—	$86	$86
Marcel Verbaas	$353	$80	$433
Barry Bloom	$—	$86	$86

Grants of Plan-Based Awards in 2014

The following table sets forth information regarding grants of plan-based awards made to our named executive officers for the year ended December 31, 2014.

Name	Grant Date	Estimated Future Payout Under Non- Equity Incentive Plan Awards						All Other Stock Awards: Number of Share Units		Grant Date Fair Value of Stock Awards (1)
		Threshold		Target		Max
Thomas McGuinness	N/A	$390,625	(2)	$781,250	(2)	$1,171,875	(2)
	September 17, 2014			$350,000	(3)
	September 17, 2014			$150,000	(4)
	October 9, 2014							150,000	(5)	$1,500,000
	October 9, 2014							150,000	(6)	$1,500,000

Jack Potts	N/A	$195,750	(2)	$391,500	(2)	$587,250	(2)
	September 17, 2014			$350,000	(3)
	September 17, 2014			$150,000	(4)
	October 9, 2014							57,500	(5)	$575,000
	October 9, 2014							57,500	(6)	$575,000

Michael Podboy	N/A	$112,500	(2)	$225,000	(2)	$337,500	(2)
	September 17, 2014			$210,000	(3)
	September 17, 2014			$90,000	(4)
	October 9, 2014							40,000	(5)	$400,000
	October 9, 2014							40,000	(6)	$400,000

Marcel Verbaas	N/A	$384,375	(2)	$768,750	(2)	$1,153,125	(2)
	September 17, 2014							150,000	(7)	$1,500,000
	September 17, 2014							150,000	(8)	$1,500,000

Barry Bloom	N/A	$195,750	(2)	$391,500	(2)	$587,250	(2)
	September 17, 2014							87,000	(7)	$870,000
	September 17, 2014							87,000	(8)	$870,000

(1)	Amounts reflect the full grant-date fair value of Annual Share Unit Awards and Contingency Share Unit Awards granted under the Retail Plan and the Lodging Plan during 2014, which was calculated by multiplying the applicable number of share units by the per unit value ($10.00) on the date of grant as prescribed by ASC Topic 718. The value of each share unit ($10.00) was determined by reference to the third-party valuation performed for the Company as of December 31, 2013.

(2)	Amounts represent the potential value of cash bonus awards that could have been earned for 2014 under our bonus programs. Under the bonus program applicable to Messrs. McGuinness, Potts and Podboy, each executive was eligible to earn a cash bonus based on achievement in 2014 of performance goals relating to (i) AFFO, and (ii) individual performance. Under the bonus program applicable to Messrs. Verbaas and Bloom, each executive was eligible to earn a cash bonus based on achievement in 2014 of performance goals relating to (i) adjusted EBITDA, (ii) capital management, and (iii) individual performance. Please also see “Compensation Discussion and Analysis – Elements of Executive Compensation Program – Annual Cash Bonuses” for a detailed discussion of the 2014 bonus programs.
(3)	Represents the potential value, as of the date of grant, of Transaction Share Unit Awards granted under the Lodging Plan on September 17, 2014, which was calculated by multiplying the applicable number of share units by the per unit value ($10.00) on the date of grant as determined by reference to the third-party valuation performed for the Company as of December 31, 2013. Because Transaction Share Unit Awards may only be settled in cash, they are not considered equity incentive plan awards for purposes of this table. The actual value realized by each executive upon settlement of his award at the time of the Xenia Spin-Off was based upon the adjusted number of share units subject to the award, and the value of a share unit on the date of the Xenia Spin-Off, or $9.66 per share unit.
(4)	Represents the potential value, as of the date of grant, of Transaction Share Unit Awards granted under the Student Housing Plan on September 17, 2014, which was calculated by multiplying the applicable number of share units by the per unit value ($10.00) on the date of grant as determined by reference to the third-party valuation performed for the Company as of December 31, 2013. Because Transaction Share Unit Awards may only be settled in cash, they are not considered equity incentive plan awards for purposes of this table. The actual value, if any, that an executive may realize upon settlement of the award is contingent upon the value of a share unit on the date that the award vests and is settled. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown.
(5)	Represents Annual Share Unit Awards under the Retail Plan.
(6)	Represents Contingency Share Unit Awards under the Retail Plan.
(7)	Represents Annual Share Unit Awards under the Lodging Plan.
(8)	Represents Contingency Share Unit Awards under the Lodging Plan.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following provides a description of the material terms of each named executive officer’s employment agreement in effect during 2014. In addition to the terms described below, each of the employment agreements also provided for certain payments and benefits upon a termination without “cause” or for “good reason” (each, as defined in the applicable employment agreement), which are described under the caption “– Potential Payments Upon Termination or Change in Control” below.

Effective June 19, 2015, the Company entered into Amended and Restated Executive Employment Agreements with each of Messrs. McGuinness, Potts and Podboy. Information regarding the material terms of the Amended and Restated Executive Employment Agreements with Messrs. McGuinness, Potts and Podboy is set forth under the heading “– 2015 Compensation Decisions” below.

Thomas P. McGuinness.

On July 1, 2014, following the Self-Management Transactions, the Company entered into an Executive Employment Agreement with Thomas McGuinness. Pursuant to his employment agreement, Mr. McGuinness served as President and Chief Executive Officer of the Company, and, during the term of his employment, was entitled to receive an annual base salary of $625,000, which could be increased (but not decreased) from time to time. Mr. McGuinness’ position and annual base salary were effective as of February 1, 2014, which effective date coincided with when the Company became responsible for Mr. McGuinness’ compensation in connection with the Self-Management Transactions. In addition, Mr. McGuinness was eligible to receive an annual cash bonus targeted at 125% of his base salary (with the threshold and maximum bonus levels which would be determined on an annual basis) based upon the achievement of performance criteria mutually agreed upon by Mr. McGuinness and the board.

Pursuant to his employment agreement, Mr. McGuinness was granted an Annual Share Unit Award under the Retail Plan of 150,000 share units (valued at $1,500,000 at the time of grant). Subsequent Annual Share Unit

Awards would be made no later than March 15 each year, and would have an aggregate value equal to no less than 240% of Mr. McGuinness’ then-current annual base salary. In addition to the Annual Share Unit Award, Mr. McGuinness was also granted a one-time Contingency Share Unit Award under the Retail Plan of 150,000 share units (valued at $1,500,000 at the time of grant), and one-time Transaction Share Unit Awards under the Lodging Plan and the Student Housing Plan of 35,000 share units (valued at $350,000 at the time of grant) and 15,000 share units (valued at $150,000 at the time of grant), respectively. A detailed description of the share unit awards is set forth above under the heading “Elements of Executive Compensation Program – Long-Term Equity-Based Incentives.”

Mr. McGuinness’ employment agreement also contained a confidentiality covenant by Mr. McGuinness that extended indefinitely, a noncompetition covenant that extended during Mr. McGuinness’ employment and for a period of one year following a termination by Mr. McGuinness for any reason or by the Company for “cause,” and an employee and independent contractor nonsolicitation covenant that extended during Mr. McGuinness’ employment and for a period of three years following his termination. Mr. McGuinness’ employment agreement also included a mutual non-disparagement covenant by Mr. McGuinness and the Company.

Jack Potts

On July 1, 2014, following the Self-Management Transactions, the Company entered into an Executive Employment Agreement with Jack Potts. Pursuant to his employment agreement, Mr. Potts served as Executive Vice President, Chief Financial Officer and Treasurer of the Company, and, during the term of his employment, was be entitled to receive an annual base salary of $435,000, which could be increased (but not decreased) from time to time. Mr. Potts’ position and annual base salary were effective as of February 1, 2014, which effective date coincided with when the Company became responsible for Mr. Potts’ compensation in connection with the Self-Management Transactions. In addition, Mr. Potts was eligible to receive an annual cash bonus targeted at 90% of his base salary (with the threshold and maximum bonus levels which would be determined on an annual basis) based upon the achievement of performance criteria mutually agreed upon by Mr. Potts and the board.

Pursuant to his employment agreement, Mr. Potts was granted an Annual Share Unit Award under the Retail Plan of 57,500 share units (valued at $575,000 at the time of grant). Subsequent Annual Share Unit Awards would be made no later than March 15 each year, and would have an aggregate value equal to no less than 132% of Mr. Potts’ then-current annual base salary. In addition to the Annual Share Unit Award, Mr. Potts was also granted a one-time Contingency Share Unit Award under the Retail Plan of 57,500 share units (valued at $575,000 at the time of grant), and one-time Transaction Share Unit Awards under the Lodging Plan and the Student Housing Plan of 35,000 share units (valued at $350,000 at the time of grant) and 15,000 share units (valued at $150,000 at the time of grant), respectively. A detailed description of the share unit awards is set forth above under the heading “Elements of Executive Compensation Program – Long-Term Equity-Based Incentives.”

Mr. Potts’ employment agreement also contained a confidentiality covenant by Mr. Potts that extended indefinitely, a noncompetition covenant that extended during Mr. Potts’ employment and for a period of one year following a termination by Mr. Potts for any reason or by the Company for “cause,” and an employee and independent contractor nonsolicitation covenant that extended during Mr. Potts’ employment and for a period of three years following his termination. Mr. Potts’ employment agreement also included a mutual non-disparagement covenant by Mr. Potts and the Company.

Michael E. Podboy

On July 1, 2014, following the Self-Management Transactions, the Company entered into an Executive Employment Agreement with Michael Podboy. Pursuant to his employment agreement, Mr. Podboy served as Executive Vice President, Chief Investment Officer of the Company, and, during the term of his employment, was be entitled to receive an annual base salary of $300,000, which could be increased (but not decreased) from time to time. Mr. Podboy’s position and annual base salary were effective as of February 1, 2014, which effective date coincided with when the Company became responsible for Mr. Podboy’s compensation in connection with the Self-Management Transactions. In addition, Mr. Podboy was eligible to receive an annual cash bonus targeted at 75% of his base salary (with the threshold and maximum bonus levels which would be determined on an annual basis) based upon the achievement of performance criteria mutually agreed upon by Mr. Podboy and the board.

Pursuant to his employment agreement, Mr. Podboy was granted an Annual Share Unit Award under the Retail Plan of 40,000 share units (valued at $400,000 at the time of grant). Subsequent Annual Share Unit Awards would be made no later than March 15 each year, and would have an aggregate value equal to no less than 133% of Mr. Podboy’s then-current annual base salary. In addition to the Annual Share Unit Award, Mr. Podboy was also granted a one-time Contingency Share Unit Award under the Retail Plan of 40,000 share units (valued at $400,000 at the time of grant), and one-time Transaction Share Unit Awards under the Lodging Plan and the Student Housing Plan of 21,000 share units (valued at $210,000 at the time of grant) and 9,000 share units (valued at $90,000 at the time of grant), respectively. A detailed description of the share unit awards is set forth above under the heading “Elements of Executive Compensation Program – Long-Term Equity-Based Incentives.”

Mr. Podboy’s employment agreement also contained a confidentiality covenant by Mr. Podboy that extended indefinitely, a noncompetition covenant that extended during Mr. Podboy’s employment and for a period of one year following a termination by Mr. Podboy for any reason or by the Company for “cause,” and an employee and independent contractor nonsolicitation covenant that extended during Mr. Podboy’s employment and for a period of three years following his termination. Mr. Podboy’s employment agreement also included a mutual non-disparagement covenant by Mr. Podboy and the Company.

Marcel Verbaas

On July 1, 2014, following the Self-Management Transactions, Xenia entered into an Executive Employment Agreement with Marcel Verbaas. Pursuant to Mr. Verbaas’ employment agreement, during the term of his employment, Mr. Verbaas served as President and Chief Executive Officer of Xenia, and was entitled to receive an annual base salary of $615,000, which could be increased (but not decreased) from time to time. Mr. Verbaas’ position and annual base salary were effective as of February 1, 2014, which effective date coincided with when Xenia became responsible for Mr. Verbaas’ compensation in connection with the Self-Management Transactions. In addition, Mr. Verbaas was eligible to receive an annual cash bonus targeted at 125% of his base salary (with the threshold and maximum bonus levels which would be determined on an annual basis) based upon the achievement of performance criteria mutually agreed upon by Mr. Verbaas and the board.

Pursuant to his employment agreement, Mr. Verbaas was granted an Annual Share Unit Award under the Lodging Plan of 150,000 share units (valued at $1,500,000 at the time of grant). Subsequent Annual Share Unit Awards would be made no later than March 15 each year, and would have an aggregate value equal to no less than 244% of Mr. Verbaas’ then-current annual base salary. In addition to the Annual Share Unit Award, Mr. Verbaas was also granted a one-time Contingency Share Unit Award under the Lodging Plan of 150,000 share units (valued at $1,500,000 at the time of grant). A detailed description of the share unit awards is set forth above under the heading “Elements of Executive Compensation Program – Long-Term Equity-Based Incentives.”

Mr. Verbaas’ employment agreement also contained a confidentiality covenant by Mr. Verbaas that extended indefinitely, a noncompetition covenant that extended during Mr. Verbaas’ employment and for a period of one year following a termination by Mr. Verbaas for any reason or by the Xenia for “cause,” and an employee and independent contractor nonsolicitation covenant that extended during Mr. Verbaas’ employment and for a period of three years following his termination. Mr. Verbaas’ employment agreement also included a mutual non-disparagement covenant by Mr. Verbaas and Xenia.

Mr. Verbaas’ employment agreement also provided for the termination of Mr. Verbaas’ previous employment agreement with the Business Manager, which employment agreement the Company assumed as part of its transition to self-management.

Effective as of the spin-off of our lodging business, Mr. Verbaas continued to be employed by Xenia pursuant to his employment agreement, and neither the Company nor any of its subsidiaries have any ongoing obligation or liability thereunder.

Barry A.N. Bloom, Ph.D.

On July 1, 2014, following the Self-Management Transactions, Xenia entered into an Executive Employment Agreement with Barry Bloom. Pursuant to Mr. Bloom’s employment agreement, during the term of his employment, Mr. Bloom served as Executive Vice President and Chief Operating Officer of Xenia, and was entitled to receive an annual base salary of $435,000, which could be increased (but not decreased) from time to time. Mr. Bloom’s position and annual base salary were effective as of February 1, 2014, which effective date coincided with when Xenia became responsible for Mr. Bloom’s compensation in connection with the Self-Management Transactions. In addition, Mr. Bloom was eligible to receive an annual cash bonus targeted at 90% of his base salary (with the threshold and maximum bonus levels which would be determined on an annual basis) based upon the achievement of performance criteria mutually agreed upon by Mr. Bloom and the board.

Pursuant to his employment agreement, Mr. Bloom was granted an Annual Share Unit Award under the Lodging Plan of 87,000 share units (valued at $870,000 at the time of grant). Subsequent Annual Share Unit Awards would be made no later than March 15 each year, and would have an aggregate value equal to no less than 200% of Mr. Bloom’s then-current annual base salary. In addition to the Annual Share Unit Award, Mr. Bloom was also granted a one-time Contingency Share Unit Award under the Lodging Plan of 87,000 share units (valued at $870,000 at the time of grant). A detailed description of the share unit awards is set forth above under the heading “Elements of Executive Compensation Program – Long-Term Equity-Based Incentives.”

Mr. Bloom’s employment agreement also contained a confidentiality covenant by Mr. Bloom that extended indefinitely, a noncompetition covenant that extended during Mr. Bloom’s employment and for a period of one year following a termination by Mr. Bloom for any reason or by Xenia for “cause,” and an employee and independent contractor nonsolicitation covenant that extended during Mr. Bloom’s employment and for a period of three years following his termination. Mr. Bloom’s employment agreement also included a mutual non-disparagement covenant by Mr. Bloom and Xenia.

Effective as of the spin-off of our lodging business, Mr. Bloom continued to be employed by Xenia pursuant to his employment agreement, and neither the Company nor any of its subsidiaries have any ongoing obligation or liability thereunder.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table summarizes the number of share units underlying outstanding Annual Share Unit Awards and Contingency Share Unit Awards for each named executive officer as of December 31, 2014. Because Transaction Share Unit Awards may only be settled in cash, they are not included in this table as equity incentive plan awards.

Name	Grant Date	Number of Share Units That Have Not Vested		Market Value Of Share Units That Have Not Vested (1)
Thomas McGuinness	October 9, 2014	150,000	(2)	$1,500,000
	October 9, 2014	150,000	(3)	$1,500,000
Jack Potts	October 9, 2014	57,500	(2)	$575,000
	October 9, 2014	57,500	(3)	$575,000
Michael Podboy	October 9, 2014	40,000	(2)	$400,000
	October 9, 2014	40,000	(3)	$400,000
Marcel Verbaas	September 17, 2014	150,000	(4)	$1,500,000
	September 17, 2014	150,000	(5)	$1,500,000
Barry Bloom	September 17, 2014	87,000	(4)	$870,000
	September 17, 2014	87,000	(5)	$870,000

(1)	Represents the number of share units outstanding multiplied by $10.00, which is equal to the value of each share unit determined by reference to the third-party valuation performed for the Company as of December 31, 2013.
(2)	Represents an Annual Share Unit Award granted under the Retail Plan, which will vest and be settled on the later to occur of (i) the date of a change in control of the Company, or a Listing Event with respect to the shares of common stock of the Company, and (ii) the third anniversary of the vesting commencement date of the award, subject to the executive’s continued employment through the applicable settlement date, provided that in no event will the Annual Share Unit Award vest or be settled unless such a change in control or Listing Event occurs on or before the fifth anniversary of the vesting commencement date of the award. The vesting commencement date for each Annual Share Unit Award is March 12, 2014.
(3)	Represents a Contingency Share Unit Award granted under the Retail Plan, the vesting and settlement of which is contingent upon the occurrence of a change in control of the Company, or a Listing Event with respect to the shares of common stock of the Company, in each case that occurs no later than the fifth anniversary of the applicable vesting commencement date. If a Listing Event occurs, the Contingency Share Unit Award will vest and settle in three equal installments on each of the first three anniversaries of the Listing Event, subject to the executive’s continued employment through each vesting date. If a qualifying change in control occurs, 100% of the Contingency Share Unit Award will vest and settle on the one-year anniversary of the change in control event, subject to the executive’s continued employment through the vesting date. The vesting commencement date for each Contingency Share Unit Award is March 12, 2014.
(4)	Represents an Annual Share Unit Award granted under the Lodging Plan, which will vest and be settled on the later to occur of (i) the date of a change in control of the Company or Xenia, or a Listing Event with respect to the shares of common stock of Xenia, and (ii) the third anniversary of the vesting commencement date of the award, subject to the executive’s continued employment through the applicable settlement date, provided that in no event will the Annual Share Unit Award vest or be settled unless such a change in control or Listing Event occurs on or before the fifth anniversary of the vesting commencement date of the award. The vesting commencement date for each Annual Share Unit Award is March 12, 2014.
(5)

Represents a Contingency Share Unit Award granted under the Lodging Plan, the vesting and settlement of which is contingent upon the occurrence of a change in control of the Company or Xenia, or a Listing Event with respect to the shares of common stock of Xenia, in each case that occurs no later than the fifth anniversary of the applicable vesting commencement date. If a Listing Event occurs, the Contingency Share Unit Award will vest and settle in three equal installments on each of the first three anniversaries of the Listing Event, subject to the executive’s continued employment through each vesting date. If a qualifying change in control occurs, 100% of the Contingency Share Unit Award will vest and settle on the one-year anniversary of the change in control event, subject to the executive’s continued employment through the vesting date. The vesting commencement date for each Contingency Share Unit Award is March 12, 2014.

Potential Payments Upon Termination or Change in Control

Our named executive officers are entitled to certain payments and benefits upon a qualifying termination of employment (whether or not such termination is in connection with a change in control) or upon a change in control or Listing Event. The following discussion describes the payments and benefits to which our named executive officers would have become entitled upon a qualifying termination or change in control, as applicable, occurring on December 31, 2014.

Employment Agreements

Under the named executive officers’ respective employment agreements in effect during 2014, if the executive’s employment was terminated by the Company or Xenia, as applicable, without “cause,” or by the executive for “good reason” (each, as defined in the applicable employment agreement), then in addition to any accrued amounts, the executive would be entitled to the following severance payments and benefits:

•	payment in an amount equal to a multiple of the sum of the executive’s annual base salary and target bonus for the year in which the termination occurs, payable in equal installments over a period of 12 months commencing within 60 days following the executive’s termination date (except as described below); and

•	reimbursement by the Company or Xenia, as applicable, of premiums for healthcare continuation coverage under COBRA for the executive and his dependents for up to 18 months after the termination date.

The cash severance multiple for each executive for both non-change in control and change in control termination scenarios was as follows:

Name	Non-Change in Control	Change in Control
Thomas McGuinness	2x	2.5x
Jack Potts	1.5x	2x
Michael Podboy	1.5x	2x
Marcel Verbaas	2x	3x
Barry Bloom	1.5x	2x

The change in control severance multiple would apply in the event of a qualifying termination that occurred within the period of time between the signing of a definitive agreement that, if consummated, would constitute a qualifying change in control (which for Messrs. McGuinness, Potts and Podboy would include certain transactions involving the Company, and for Messrs. Verbaas and Bloom would include certain transactions involving the Company or Xenia) and the consummation of such change in control (the “Pre-CIC Period”) or the 24 month period following a change in control. Cash severance payable in the event of a qualifying change in control termination would be made in a single lump sum within 60 days following the executive’s termination date (rather than installments over 12 months).

Pursuant to the employment agreements, if the termination of the executive’s employment by the Company or Xenia, as applicable, without “cause,” or by the executive for “good reason” occurred after a change in control or Listing Event or during the Pre-CIC Period, then the unvested portion of the executive’s share unit awards would also vest in full and be settled on the date of such termination or resignation. In addition, under the terms of the Transaction Share Unit Awards, in the event of a change in control or Listing Event, the executive would be entitled to a cash payment equal to the fair market value of the share units subject to each such award held by the executive (which, in the case of the Transaction Share Unit Awards under the Lodging Plan, was paid in February 2015 in connection with the listing of the common stock of Xenia).

The executive’s right to receive the severance or other benefits described above would be subject to the executive signing, delivering and not revoking a general release agreement in a form generally used by the Company or Xenia, as applicable. To the extent that any payment or benefit received by an executive in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, as amended, such payments and/or benefits would be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the executive than receiving the full amount of such payments.

Share Unit Awards

The form of award agreements covering the share unit awards made to our named executive officers provide for accelerated vesting of the awards in the event of certain terminations of service and, in the case of the Transaction Share Unit Awards, a change in control or Listing Event, in each case, consistent with the accelerated vesting provisions contained in the employment agreements described above.

In addition, with respect to Annual Share Unit Awards and Contingency Share Unit Awards, in the event that the executive’s employment was terminated on account of death or “disability” (as defined in the applicable award agreement) after the occurrence of a change in control or Listing Event, then with respect to all share units which were unvested as of that time, the executive would be entitled to receive a cash payment equal to the fair market value of the share units on the date of the termination. In the event that the executive’s employment was terminated on account of death or “disability,” and a change in control or Listing Event had not yet occurred, then upon the occurrence of a change in control or Listing Event, the executive would be entitled to a cash payment equal to the fair market value of the share units on the date of the change in control or Listing Event, as applicable.

With respect to Transaction Share Unit Awards, in the event that the executive’s employment was terminated on account of death or “disability” (as defined in the applicable award agreement) prior to the occurrence of a change in control or Listing Event, the executive would be entitled to a cash payment equal to the fair market value of the share units on the date of the change in control or Listing Event, as applicable.

Summary of Potential Payments

The following table summarizes the payments that would be made to our named executive officers upon the occurrence of certain qualifying terminations of employment or a change in control or Listing Event, assuming such named executive officer’s termination of employment with the Company or Xenia, as applicable, occurred on December 31, 2014 and, where relevant, that a change in control or Listing Event of the Company, Xenia or UHCG, as applicable, occurred on December 31, 2014. Amounts shown in the table below do not include (1) accrued but unpaid salary or bonuses and (2) other benefits earned or accrued by the named executive officer during his employment that are available to all salaried employees, such as accrued vacation.

Name	Benefit	Change of Control or Listing Event (No Termination)	Change in Control or Listing Event Following Termination Upon Death or Disability (1)	Termination Upon Death or Disability Following a Change in Control or Listing Event (2)	Termination Without Cause or For Good Reason (No Change in Control)	Termination Without Cause or For Good Reason (Change in Control) (2)(3)
Thomas McGuinness	Cash Severance (4)	$—	$—	$—	$2,812,500	$3,515,625
	Accelerated Vesting of Share Unit Awards (5)	$500,000	$3,500,000	$3,500,000	$—	$3,500,000
	Reimbursement of COBRA Premiums (6)	$—	$—	$—	$9,785	$9,785
	Total	$500,000	$3,500,000	$3,500,000	$2,822,285	$7,025,410

Jack Potts	Cash Severance (4)	$—	$—	$—	$1,239,750	$1,653,000
	Accelerated Vesting of Share Unit Awards (5)	$500,000	$1,650,000	$1,650,000	$—	$1,650,000
	Reimbursement of COBRA Premiums (6)	$—	$—	$—	$30,026	$30,026
	Total	$500,000	$1,650,000	$1,650,000	$1,269,776	$3,333,026

Michael Podboy	Cash Severance (4)	$—	$—	$—	$787,500	$1,050,000
	Accelerated Vesting of Share Unit Awards (5)	$300,000	$1,100,000	$1,100,000	$—	$1,100,000
	Reimbursement of COBRA Premiums (6)	$—	$—	$—	$—	$—
	Total	$300,000	$1,100,000	$1,100,000	$787,500	$2,150,000

Marcel Verbaas	Cash Severance (4)	$—	$—	$—	$2,767,500	$4,151,250
	Accelerated Vesting of Share Unit Awards (5)	$—	$3,000,000	$3,000,000	$—	$3,000,000
	Reimbursement of COBRA Premiums (6)	$—	$—	$—	$30,026	$30,026
	Total	$—	$3,000,000	$3,000,000	$2,797,526	$7,181,276

Barry Bloom	Cash Severance (4)	$—	$—	$—	$1,239,750	$1,653,000
	Accelerated Vesting of Share Unit Awards (5)	$—	$1,740,000	$1,740,000	$—	$1,740,000
	Reimbursement of COBRA Premiums (6)	$—	$—	$—	$19,955	$19,955
	Total	$—	$1,740,000	$1,740,000	$1,259,705	$3,412,955

(1)	Represents amounts to which named executive officers would be entitled upon a change in control or Listing Event occurring following a termination of employment on account of death or “disability.”
(2)	Includes both (i) amounts which would be payable upon the occurrence of a change in control or Listing Event under Transaction Share Unit Awards, and (ii) amounts which would be payable by reason of accelerated vesting of other share unit awards upon a qualifying termination of employment following the change in control or Listing Event.

(3)	Represents amounts to which named executive officers would be entitled upon a qualifying termination of employment occurring during the Pre-CIC Period or the 24 month period following a change in control (or with respect to share unit awards, following a Listing Event). In the event the named executive officer incurred a qualifying termination of employment beyond the 24 month period following a change in control (or with respect to share unit awards, following a Listing Event), the executive would remain entitled to acceleration of unvested share unit awards, but not the cash severance or reimbursement of COBRA premiums amounts.
(4)	Represents a multiple of the sum of the named executive officer’s annual base salary and target bonus for the year in which the qualifying termination occurs. The multiple varies by executive, and whether the executive’s qualifying termination occurs during the Pre-CIC Period or the 24 month period following a change in control. For additional details, see “– Employment Agreements” above.
(5)	Represents the aggregate value of the named executive officer’s unvested share unit awards which would vest in connection with the change in control or Listing Event or the executive’s termination of employment, as applicable, calculated by multiplying the applicable number of share units subject to each share unit award by $10.00, which is equal to the value of each share unit determined by reference to the third-party valuation performed for the Company as of December 31, 2013.
(6)	Represents reimbursement of COBRA premiums. The amounts associated with COBRA premiums were calculated using 2014 enrollment rates, multiplied by the maximum 18 month period during which the executive may be entitled to reimbursement of COBRA premiums.

2015 Compensation Decisions

During 2015, we revised our compensation program in an effort to facilitate recruiting, manage retention risk, and provide for the grant of additional types of equity awards. Below is a description of the Amended and Restated Executive Employment Agreements entered into with Messrs. McGuinness, Potts and Podboy, the InvenTrust Properties Corp. 2015 Incentive Award Plan and the RSU awards granted thereunder to Messrs. McGuinness, Potts and Podboy.

Amended and Restated Executive Employment Agreements

On June 19, 2015, we entered into an Amended and Restated Executive Employment Agreement (an “Amended Employment Agreement”) with each of Messrs. McGuinness, Potts and Podboy. The Amended Employment Agreements amend and restate the prior Executive Employment Agreements with the executives. Pursuant to the Amended Employment Agreements, Messrs. McGuinness, Potts and Podboy will serve in the following positions with the Company: Mr. McGuinness – President and Chief Executive Officer; Mr. Potts – Executive Vice President, Chief Financial Officer and Treasurer; and Mr. Podboy – Executive Vice President – Chief Investment Officer.

The Amended Employment Agreements provide that the executives will be entitled to the following annual base salaries, which were approved by our compensation committee and, consistent with prior practice, are effective as of January 1, 2015.

Name	Annual Base Salary
Thomas McGuinness	$700,000
Jack Potts	$483,000
Michael Podboy	$395,000

In addition, each executive will be eligible to receive an annual cash performance bonus based upon the achievement of performance criteria established and approved by our compensation committee. The target award for Messrs. McGuinness, Potts and Podboy will be no less than 125%, 90% and 80% of such executive’s annual base salary, respectively, with the threshold and maximum bonus levels to be determined on an annual basis by our compensation committee in good faith. Our compensation committee approved the following 2015 threshold, target and maximum annual bonus levels, each as a percentage of annual base salary, for each of the executives.

Name	Threshold	Target	Maximum
Thomas McGuinness	62.5%	125%	187.5%
Jack Potts	45%	90%	135%
Michael Podboy	40%	80%	120%

The Amended Employment Agreements provide that in the event of a change in control of the Company or certain specified events resulting in a listing of our shares on a national securities exchange (including an initial public offering), the executive will be eligible to receive a pro rated portion of the executive’s target annual bonus for the year in which such event occurs.

Under the Amended Employment Agreements, if the executive’s employment is terminated by us without “cause” or by the executive for “good reason” (each, as defined in the Amended Employment Agreements), the executive will be entitled to the following severance payments and benefits:

•	payment in an amount equal to a multiple of the sum of the executive’s annual base salary and target bonus for the year in which the termination occurs, payable in equal installments over a period of 12 months commencing within 60 days following the executive’s termination date (except as described below); and

•	payment or reimbursement by us of premiums for healthcare continuation coverage under COBRA for the executive and his dependents for up to 18 months after the termination date.

The cash severance multiple for each executive for both non-change in control and change in control termination scenarios is as follows: Mr. McGuinness – 2x (non-change in control) and 3x (change in control); Messrs. Potts and Podboy – 1.5x (non-change in control) and 2.5x (change in control). The change in control severance multiple will apply in the event of a termination by us without “cause” that occurs on the date of, or during the 24 month period following, a change in control transaction or sale of our retail business segment, or in the event of a termination by the executive for “good reason” that occurs on the date of, or during the 24 month period following, a change in control transaction (each, as defined in the Amended Employment Agreements). Cash severance payable in the event of a qualifying change in control termination will be made in a single lump sum within 60 days following the executive’s termination date (rather than installments over 12 months). The executive’s right to receive the severance or other benefits described above will be subject to the executive signing, delivering and not revoking a general release agreement in a form generally used by us.

The Amended Employment Agreements further provide that, to the extent that any payment or benefit received by an executive in connection with a change in control would be subject to an excise tax under Section 4999 of the Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the executive than receiving the full amount of such payments.

The Amended Employment Agreements also contain a confidentiality covenant by the executive that extends indefinitely, a noncompetition covenant that extends during the executive’s employment and for a period of one year following a termination of the executive’s employment, and an employee and independent contractor nonsolicitation covenant that extends during the executive’s employment and for a period of three years following a termination of the executive’s employment. The noncompetition covenant generally prohibits the executive from engaging or associating with any person or entity that owns properties having an aggregate appraised value of at least $500 million and is actively engaged in the acquisition, ownership, development, improvement, operation, management, leasing or sale of community centers, grocery-anchored centers, strip centers and/or power centers. Each Amended Employment Agreement also includes a mutual non-disparagement covenant by the executive and the Company.

Mr. McGuinness’ Employment Agreement also provides that we will reimburse him for up to $15,000 in legal fees incurred for consultation and advice with respect to his Amended Employment Agreement.

InvenTrust Properties Corp. 2015 Incentive Award Plan

Effective as of June 19, 2015, our board adopted and approved the InvenTrust Properties Corp. 2015 Incentive Award Plan (the “Incentive Award Plan”), under which we may grant cash and equity incentive awards to eligible service providers in order to attract, motivate and retain the talent for which we compete. The Incentive Award Plan has not been approved by our stockholders.

Restricted Stock Unit Awards

Effective as of June 19, 2015, our compensation committee approved the following RSU awards (with dividend equivalents) to each of Messrs. McGuinness, Potts and Podboy (the “RSU Awards”) under the Incentive Award Plan.

Name	Number of RSUs
Thomas McGuinness	437,500
Jack Potts	150,000
Michael Podboy	125,000

The RSUs will vest as follows, subject to the executive’s continued service on each applicable vesting date: 33% on December 31, 2015, 33% on December 31, 2016 and 34% on December 31, 2017. If an executive’s service is terminated by us other than for “cause,” by the executive for “good reason,” in either case, on the date of, or during the twenty-four (24) month period following, a change in control of the Company, or due to the executive’s death or “disability” (as defined in the RSU Award Agreement), the RSUs will vest in full upon such termination. Upon an executive’s termination of service for any other reason, any then-unvested RSUs will automatically be cancelled and forfeited by the executive. Any RSUs that become vested will be paid to the executive in whole shares of our common stock within 60 days after the applicable vesting date.

Each RSU is granted in tandem with a corresponding dividend equivalent. Each dividend equivalent entitles the executive to receive payments equal to the amount of the dividends paid on the share of common stock underlying the RSUs (whether vested or unvested) to which the dividend equivalent relates.

Compensation Risk Assessment

The Company believes that our compensation policies and practices appropriately balance near-term performance improvement with sustainable long-term value creation, and that they do not encourage unnecessary or excessive risk taking. In 2015, the Company’s management conducted an extensive review of the design and operation of our compensation program and presented their findings to the compensation committee. The review included an assessment of the level of risk associated with the various elements of compensation. Based on this review and assessment, the Company believes that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Equity Compensation Plan Information

The following table provides information regarding our equity compensation plans as of December 31, 2014.

	(a)	(b)	(c)	(d)
	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options (1)	Weighted- Average Exercise Price of Outstanding Options	Number of Share Units Issuable Upon Vesting of Outstanding Share Unit Awards (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Columns (a) and (c)) (3)
Equity compensation plans approved by security holders:
Independent Director Stock Option Plan (4)	29,000	$8.87	—	46,000
Equity compensation plans not approved by security holders:
Inland American Real Estate Trust, Inc. 2014 Share Unit Plan (5)	—	—	742,216	341,513,309
Xenia Hotels & Resorts, Inc. 2014 Share Unit Plan (6)	—	—	817,640	240,361,574
University House Communities Group, Inc. 2014 Share Unit Plan	—	—	137,450	45,854,096

(1)	Represents shares issuable upon exercise of stock options outstanding under the Independent Director Stock Option Plan as of December 31, 2014.
(2)	Represents Annual Share Unit Awards and Contingency Share Unit Awards outstanding under the Retail Plan and Lodging Plan as of December 31, 2014. Transaction Share Unit Awards, which may only be settled in cash, are not included in the amounts shown in this column. The number of share units subject to each award reflects the value of the award and does not necessarily correspond to an equivalent number of shares of common stock of the Company, Xenia or UHCG, as applicable.
(3)	Includes shares of common stock available for future grants of stock options under the Independent Director Stock Option Plan, and share units available for future grants under the Share Unit Plans, as applicable, as of December 31, 2014. The number of share units available under each plan was established solely as a means to enable the Company to measure the change in value over time of the share unit awards granted under the applicable plan, and does not necessarily correspond to an equivalent number of shares of common stock of the Company, Xenia or UHCG, as applicable.
(4)	On December 15, 2014, we suspended our independent director stock option plan and on January 20, 2015, we terminated the plan. In addition, all options outstanding under the plan were canceled effective as of January 20, 2015, pursuant to agreements that we entered into with each independent director holding outstanding options as of such date. No additional options will be granted under the plan.
(5)	Effective June 19, 2015, in connection with the adoption of the InvenTrust Properties Corp. 2015 Incentive Award Plan, we terminated the Retail Plan. Awards outstanding as of the termination of the plan will remain outstanding and subject to the terms of the plan and the applicable award agreement. No additional awards will be granted under the Retail Plan.
(6)	On January 9, 2015, in connection with the spin-off of our lodging business, we terminated the Lodging Plan. No new share unit awards will be made under the Lodging Plan, and the Lodging Plan will be maintained by Xenia going forward with respect to awards outstanding as of the termination of the plan.

The material features of the Independent Director Stock Option Plan and the Share Unit Plans are described under the headings “Director Compensation – Equity Compensation” and “Compensation Discussion and Analysis – Elements of Executive Compensation – Long-Term Equity-Based Incentives”, respectively.

COMPENSATION COMMITTEE REPORT

The compensation committee of the board of directors of InvenTrust Properties Corp. (the “Company”) has reviewed and discussed with management the Compensation Discussion and Analysis contained in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders (the “Proxy Statement”) and, based on such review and discussions, recommended to the board that the Compensation Discussion and Analysis be included in the Proxy Statement.

Compensation Committee of the Board of Directors

Paula Saban

Thomas F. Glavin

STOCK OWNERSHIP

Stock Owned by Certain Beneficial Owners and Management

The following table provides information with respect to the beneficial ownership of our common stock as of October 16, 2015, by (i) each person who we believe is a beneficial owner of more than 5% of our outstanding common stock, (ii) each of our directors, nominees and named executive officers, and (iii) all directors, nominees and executive officers as a group.

Unless otherwise indicated, the address of each named person is c/o InvenTrust Properties Corp., 2809 Butterfield Road, Suite 360, Oak Brook, Illinois 60523. Except as otherwise noted in the footnotes below, each person or entity identified below has sole voting and investment power with respect to such securities, and no shares beneficially owned by any director, nominee or executive officer have been pledged as security.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	% of Shares Outstanding (2)
Directors, Director Nominees and Named Executive Officers:
Thomas P. McGuinness (3)	146,273	*
Jack Potts (4)	49,500	*
Michael E. Podboy (5)	41,250	*
Marcel Verbaas (6)	—	—
Barry A.N. Bloom (7)	—	—
J. Michael Borden (8)	187,370	*
Thomas F. Glavin (9)	45,767	*
Paula Saban (10)	20,625	*
William J. Wierzbicki (11)	22,166	*
All Executive Officers, Directors and Director Nominees as a Group (13 persons) (12)	624,229	*

*	Indicates less than 1%
(1)	All fractional ownership amounts have been rounded to the nearest whole number.
(2)	Based on 861,824,777 shares of our common stock outstanding as of October 16, 2015.
(3)	Amount includes 144,375 RSUs held by Mr. McGuinness, each of which represents a contingent right to receive one share of the Company’s common stock. The RSUs will vest on December 31, 2015 (subject to accelerated vesting in certain circumstances). The RSUs will be settled in shares of the Company’s common stock, within 60 days after the vesting date.
(4)	Amount includes 49,500 RSUs held by Mr. Potts, each of which represents a contingent right to receive one share of the Company’s common stock. The RSUs will vest on December 31, 2015 (subject to accelerated vesting in certain circumstances). The RSUs will be settled in shares of the Company’s common stock, within 60 days after the vesting date.
(5)	Amount includes 41,250 RSUs held by Mr. Podboy, each of which represents a contingent right to receive one share of the Company’s common stock. The RSUs will vest on December 31, 2015 (subject to accelerated vesting in certain circumstances). The RSUs will be settled in shares of the Company’s common stock, within 60 days after the vesting date.
(6)	Following the Xenia Spin-Off, Mr. Verbaas is no longer an executive officer of the Company. The business address for Mr. Verbaas is 200 S. Orange Avenue, Suite 1200, Orlando, Florida 32801.
(7)	Following the Xenia Spin-Off, Mr. Bloom is no longer an executive officer of the Company. The business address for Mr. Bloom is 200 S. Orange Avenue, Suite 1200, Orlando, Florida 32801.
(8)	Amount includes 20,625 RSUs held by Mr. Borden, each of which represents a contingent right to receive one share of the Company’s common stock. The RSUs will vest on the date of the Annual Meeting (subject to accelerated vesting in certain circumstances), and will be settled in shares of the Company’s common stock within 60 days after the Annual Meeting. Also includes 64,613 shares owned by St. Anthony Padua Charitable Trust, for which Mr. Borden is the trustee and has sole voting and dispositive power, and 6,858 shares held by Mr. Borden’s wife.

(9)	Amount includes 20,625 RSUs held by Mr. Glavin, each of which represents a contingent right to receive one share of the Company’s common stock. The RSUs will vest on the date of the Annual Meeting (subject to accelerated vesting in certain circumstances), and will be settled in shares of the Company’s common stock within 60 days after the Annual Meeting. Also includes 25,142 shares over which Mr. Glavin and his wife share voting and dispositive power.
(10)	Amount includes 20,625 RSUs held by Ms. Saban, each of which represents a contingent right to receive one share of the Company’s common stock. The RSUs will vest on the date of the Annual Meeting (subject to accelerated vesting in certain circumstances), and will be settled in shares of the Company’s common stock within 60 days after the Annual Meeting.
(11)	Amount includes 20,625 RSUs held by Mr. Wierzbicki, each of which represents a contingent right to receive one share of the Company’s common stock. The RSUs will vest on the date of the Annual Meeting (subject to accelerated vesting in certain circumstances), and will be settled in shares of the Company’s common stock within 60 days after the Annual Meeting. Also includes 1,541 shares, over which Mr. Wierzbicki and his wife share voting and dispositive power.
(12)	Amount includes (i) 82,500 RSUs that will vest on the date of the Annual Meeting (subject to accelerated vesting in certain circumstances) and (ii) 342,375 RSUs that will vest on December 31, 2015 (subject to accelerated vesting in certain circumstances). Each RSU represents a contingent right to receive one share of the Company’s common stock. The RSUs will be settled in shares of the Company’s common stock within 60 days after the applicable vesting date.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires each director, executive officer and individual beneficially owning more than 10% of our common stock to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of our common stock with the SEC. Executive officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish us with copies of all forms they file. Based solely on a review of the copies of these forms furnished to us during, and with respect to, the fiscal year ended December 31, 2014, or written representations that no additional forms were required, we believe that all of our executive officers and directors and persons that beneficially owned more than 10% of the outstanding shares of our common stock complied with these filing requirements during the fiscal year ended December 31, 2014, except that the Form 3 filed for Thomas P. McGuinness on September 27, 2012 did not include the 1,665 shares held by his wife. Mr. McGuiness reported this holding on a Form 5/A filed June 24, 2015.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Agreements with Xenia Hotels & Resorts, Inc.

On February 3, 2015, we completed the Xenia Spin-Off through the pro rata taxable distribution of 95% of the outstanding common stock of our subsidiary Xenia Hotels & Resorts, Inc. to holders of record of the Company’s common stock as of the close of business on January 20, 2015. In connection with and in order to effectuate the Xenia Spin-Off, we and Xenia entered into a Separation and Distribution Agreement, a Transition Services Agreement, an Employee Matters Agreement and an Indemnity Agreement. As further described in our annual report on Form 10-K for the year ended December 31, 2014, these agreements provided a framework for the Company’s relationship with Xenia following the Xenia Spin-Off, including, among other things, provisions that regard the allocation of liabilities, the absence of competition restrictions, access to financial and other information, confidentiality and indemnification by the Company of Xenia for any losses arising from the former non-public, formal, fact-finding investigation by the SEC as described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and subsequent public disclosures (the “SEC Investigation”) and certain related derivative lawsuits. The parties to the derivative litigation and claims made by the Company, as previously disclosed, have submitted a proposed settlement to the Circuit Court of Cook County, Illinois, for approval.

Self-Management Transactions

As of January 1, 2015, the Company is no longer a related party to The Inland Group, Inc. (the “Inland Group”) as described below.

On March 12, 2014, the Company entered into a series of agreements and amendments to existing agreements with affiliates of the Inland Group pursuant to which the Company began the process of becoming entirely self-managed (collectively, the “Self-Management Transactions”). On March 12, 2014, as part of the Self-Management Transactions, the Company, the Business Manager, Inland American Lodging Advisor, Inc., a wholly owned subsidiary of the Business Manager (“ILodge”), the Property Managers, Inland American Industrial Management LLC (“Inland Industrial”), Inland American Office Management LLC (“Inland Office”) and Inland American Retail Management LLC (“Inland Retail”), their parent, Inland American Holdco Management LLC (“Holdco” and collectively with Inland Industrial, Inland Office and Inland Retail, and Eagle I Financial Corp. (“Eagle”), entered into a Master Modification Agreement (the “Master Modification Agreement”) pursuant to which the Company agreed with the Business Manager to terminate the management agreement with the Business Manager, hired all of the Business Manager’s employees and acquired the assets or rights necessary to conduct the functions previously performed for the Company by the Business Manager. The Company also hired certain Property Manager employees and assumed responsibility for performing significant property management activities. The Company assumed certain limited liabilities of the Business Manager and the Property Managers, including accrued liabilities for employee holiday, sick and vacation time for those Business Manager and Property Manager employees who became employees of the Company and liabilities arising after the closing of the Master Modification Agreement under leases and contracts assigned to the Company. The Company did not assume, and the Business Manager is obligated to indemnify the Company against, any liabilities related to the pre-closing operations of the Business Manager. Eagle, an indirect wholly owned subsidiary of the Inland Group, guaranteed the Business Manager’s indemnity and other obligations under the Master Modification Agreement. The Company did not pay an internalization fee or self-management fee in connection with the Master Modification Agreement but reimbursed the Business Manager and Property Managers for specified transaction related expenses and employee payroll costs. The Company entered into a consulting agreement with Inland Group affiliates for a term of three months at $200 per month, which the Company elected not to renew pursuant to its terms.

Concurrently, as part of the Self-Management Transactions, the Company entered into an Asset Acquisition Agreement (the “Asset Acquisition Agreement”) with the Property Managers and Eagle, pursuant to which the Company agreed to terminate the management agreements with the Property Managers at the end of 2014, hire certain of the remaining Property Manager employees and acquire the assets or rights necessary to conduct the remaining functions performed for the Company by the Property Managers. The Company agreed to assume certain limited liabilities, including accrued liabilities for employee holiday, sick and vacation time for Property Manager employees that became Company employees and liabilities arising after the closing of the Asset Acquisition Agreement under leases and other contracts that the Company assumed in the transaction. The Company did not assume any liabilities related to the pre-closing operations of the Property Managers, and it did not pay an internalization fee or self-management fee in connection with the Asset Acquisition Agreement. The Company consummated the transactions contemplated thereby on December 31, 2014.

Also on March 12, 2014, as part of the Self-Management Transactions, the Company entered into separate Amended and Restated Master Management Agreements (collectively, the “Amended Property Management Agreements”) with each of the Property Managers (excluding Holdco), pursuant to which the Property Managers continued to provide property management services to the Company through December 31, 2014, other than the property-level accounting, lease administration, leasing, marketing and construction functions that the Company began performing pursuant to the Master Modification Agreement. The Company transitioned the remaining property management functions on December 31, 2014. Many of the employees of the Company’s former Business Manager and former Property Managers are now directly employed by the Company. The Amended Property Management Agreements terminated on December 31, 2014 pursuant to their terms.

Summary of Related Party Transactions for the years ended December 31, 2014, 2013 and 2012

The following table summarizes the Company’s related party transactions for the years ended December 31, 2014, 2013 and 2012 (dollar amounts in thousands).

	For the years ended December 31,			Unpaid amounts as of December 31,
	2014	2013	2012	2014	2013
General and administrative:
General and administrative reimbursement (a)	$6,259	$15,751	$12,189	$331	$4,834
Loan servicing (b)	—	—	147	—	—
Investment advisor fee (c)	1,158	1,667	1,768	80	115

Total general and administrative to related parties	$7,417	$17,418	$14,104	$411	$4,949

Property management fees (d)	$12,182	$21,818	$27,406	$75	$67
Business manager fee (e)	2,605	37,962	39,892	—	8,836
Loan placement fees (f)	224	519	1,241	—	—

(a)	In connection with the closing of the Master Modification Agreement and termination of the business management agreement, on March 12, 2014, the Company reimbursed the Business Manager for compensation and other ordinary course out-of-pocket expenses, which totaled approximately $3,401. In addition, the Company reimbursed the Property Managers approximately $249 for compensation and out-of-pocket expenses incurred between January 1, 2014 and March 12, 2014 for the Property Manager employees the Company hired at closing to approximate the economics as though the Company had hired such employees on January 1, 2014. These costs are reflected in general and administrative reimbursements above.

In addition, the Company has directly retained affiliates of the Business Manager to provide back-office services that were provided to the Company through the Business Manager prior to the termination of the business management agreement. These service agreements are generally terminable without penalty by either party upon 60 days’ notice. These costs are reflected in general and administrative reimbursements above. During the year ended December 31, 2014, the Company sent termination notices for agreements with those affiliates of the Business Manager which provided information technology and investor services to the Company. Subsequent to December 31, 2014, the Company sent a termination notice for the agreement with those affiliates of the Business Manager which provided human resource services to the Company. The Business Manager and its related parties are entitled to reimbursement for general and administrative expenses of the Business Manager and its related parties relating to the Company’s administration.

Unpaid amounts of $411 and $411 as of December 31, 2014 and 2013, respectively, are included in accounts payable and accrued expenses on the consolidated balance sheets.

(b)	A related party of the Business Manager provided loan servicing to the Company.
(c)	The Company paid a related party of the Business Manager to purchase and monitor its investment in marketable securities. Subsequent to December 31, 2014, the Company terminated this agreement.
(d)	As part of the Self-Management Transactions, select Property Management fees charged to the Company were reduced effective January 1, 2014 to reflect, among other things, the hiring of the Property Manager employees and the services that were no longer being performed by the Property Managers. The Amended Property Management Agreements reduced the property management fees charged in respect of most of the Company’s multi-tenant retail properties from 4.50% of gross income generated by the applicable property to 3.50% for the first six months of 2014 and to 3.25% for the last six months of 2014, and reduced fees charged in respect of the Company’s multi-tenant office properties from 3.75% of gross income generated by the applicable property to 3.50% for the first six months of 2014 and to 3.25% for the last six months of 2014. The Company also agreed to assume responsibility for the compensation-related expenses of the Property Manager employees hired by the Company effective March 31, 2014.

The property managers, entities owned principally by individuals who were related parties of the Business Manager, are entitled to receive property management fees up to a certain percentage of gross operating income (as defined). For the year ended December 31, 2013, the management fees by property type are as follows: (i) for any bank branch facility (office or retail), 2.50% of the gross income generated by the property; (ii) for any multi-tenant industrial property, 4.00% of the gross income generated by the property; (iii) for any multi-family property, 3.75% of the gross income generated by the property; (iv) for any multi-tenant office property, 3.75% of the gross income generated by the property; (v) for any multi-tenant retail property, 4.50% of the gross income generated by the property; (vi) for any single-tenant industrial property, 2.25% of the gross income generated by the property; (vii) for any single-tenant office property, 2.90% of the gross income generated by the property; and (viii) for any single-tenant retail property, 2.90% of the gross income generated by the property.

Unpaid amounts of $75 and $67 as of December 31, 2014 and 2013, respectively, are included in other liabilities on the consolidated balance sheets.

(e)	In addition to these fees, the property managers receive reimbursements of payroll costs for property level employees. The Company reimbursed the property managers and other affiliates $5,848, $11,019 and $14,055 for the years ended December 31, 2014, 2013 and 2012, respectively.

In connection with the closing of the Master Modification Agreement and termination of the business management agreement, the Company paid a business management fee for January 2014, which totaled approximately $3,333. The Company did not pay a business management fee for February or March 2014. Pursuant to the letter agreement dated May 4, 2012, the business management fee was reduced for investigation costs exclusive of legal fees incurred in conjunction with the SEC matter. The Master Modification Agreement contained a ninety-day reconciliation of certain payments and reimbursements, including the January 2014 business management fee. The reconciliation was completed during the year ended December 31, 2014, which resulted in $728 of SEC-related investigation costs and an adjusted January 2014 business management fee expense of $2,605. Pursuant to the March 12, 2014 Self-Management Transactions, the May 4, 2012 letter agreement by the Business Manager has been terminated.

The Company incurred a business management fee of $37,962 for the year ended December 31, 2013, under the terms of its Business Manager Agreement, which was terminated March 12, 2014. After the Company’s stockholders received a non-cumulative, non-compounded return of 5.00% per annum on their “invested capital,” the Company paid its Business Manager an annual business management fee of up to 1.00% of the

“average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter. For the years ended December 31, 2013 and 2012, average invested assets were $10,742,053 and $11,470,745, respectively. The Company incurred a business management fee of $37,962 and $39,892, which was equal to 0.37%, and 0.35% of average invested assets for the years ended December 31, 2013 and 2012, respectively. Pursuant to the letter agreement dated May 4, 2012, the business management was reduced in each particular quarter for investigation costs exclusive of legal fees incurred in conjunction with the SEC matter. During the years ended December 31, 2013 and 2012, the Company incurred $2,038 and $108 of investigation costs, resulting in a business management fee expense of $37,962 and $39,892 for the year ended December 31, 2013 and 2012.

(f)	The Company pays a related party of the Business Manager 0.2% of the principal amount of each loan placed for the Company. Such costs are capitalized as loan fees and amortized over the respective loan term.

Other Transactions

As of December 31, 2014 and 2013, the Company had deposited approximately $376,000 and $376,000, respectively, in Inland Bank and Trust, a subsidiary of Inland Bancorp, Inc., an affiliate of The Inland Real Estate Group, Inc.

The Company is party to an agreement with a limited liability company formed as an insurance association captive, which is wholly-owned by the Company and three related parties, Inland Real Estate Corporation (“IRC”), Inland Diversified Real Estate Trust, Inc. (“Inland Diversified”), and Inland Real Estate Income Trust, Inc., and a third party, Retail Properties of America (“RPAI”). On July 1, 2014, Inland Diversified completed a merger with Kite Realty Group Trust in an all-stock transaction and effectively withdrew as a member from the limited liability company. On December 1, 2014, RPAI withdrew as a member from the limited liability company. The Company paid insurance premiums to the insurance association captive of approximately $12.4 million, $12.4 million and $12.2 million for the years ended December 31, 2014, 2013 and 2012, respectively. On August 28, 2015, the Company provided notice to the limited liability company that it was withdrawing as a member.

During the year ended December 31, 2014, the Company sold its shares of IRC for a gain of approximately $2.8 million and therefore held no shares as of December 31, 2014. As of December 31, 2013, the Company held 899,820 shares of IRC valued at approximately $9.5 million.

Policies and Procedures with Respect to Related Party Transactions

Our board of directors has adopted a written policy regarding the review, approval and ratification of transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that management present to the audit committee any proposed “related person transaction” (defined as any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K)) had, has or will have a direct or indirect interest), including all relevant facts and circumstances relating thereto. The audit committee will review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of the Code of Ethics, and either approve or disapprove the related person transaction. If advance audit committee approval of a related person transaction requiring the audit committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the audit committee subject to ratification of the transaction by the audit committee at the audit committee’s next regularly scheduled meeting; provided, that if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transaction. Any related person transaction shall be consummated and shall continue only if the audit committee has approved or ratified such transaction in accordance with Section 2-419 of the MGCL (if applicable), or any successor provision thereto, the Company’s charter and bylaws and the guidelines set forth in the related person policy.

Our related person policy was adopted in 2015 and therefore none of the transactions described above under the heading Certain Relationships and Related Person Transactions was approved pursuant to this policy. Prior to the adoption of our related person policy, any related party transactions, including those described above, were approved by a majority of our directors, including a majority of the directors not interested in the transaction. In determining whether to approve or authorize a particular related party transaction, these directors considered whether the transaction between us and the related party was fair and reasonable to us and had terms and conditions no less favorable to us than those available from unaffiliated third parties.

AUDIT COMMITTEE REPORT1

The audit committee of the board of directors of InvenTrust Properties Corp. (the “Company”) assists the board of directors in its oversight of the integrity of the Company’s financial statements. Management has the primary responsibility for the financial statements, the reporting process and maintaining an effective system of internal controls over financial reporting. The Company’s independent auditors are engaged to audit and express opinions on the conformity of the Company’s financial statements to United States generally accepted accounting principles.

In addition to fulfilling its oversight responsibilities as set forth in its charter and further described in the section of the Company’s proxy statement for the 2015 Annual Meeting of Stockholders titled “Audit Committee,” the audit committee has performed the following:

•	Prior to the filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, reviewed and discussed with management and KPMG LLP (“KPMG”) the Company’s audited consolidated financial statements.

•	Discussed with KPMG the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”), as adopted in Auditing Standard No. 16 (Communications with Audit Committees), and any other matters required to be communicated to the committee by KPMG under auditing standards established from time to time by the PCAOB or SEC rules and regulations.

•	Evaluated KPMG’s qualifications, performance and independence (consistent with SEC requirements), which included the receipt and review of the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the audit committee concerning independence and discussions with KPMG regarding its independence.

Based on the reviews and discussions with management and KPMG cited above, including the review of KPMG’s disclosures and letter to the audit committee and review of the representations of management and the reports of KPMG, the audit committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC.

Submitted by the members of the audit committee of the board.

Audit Committee of the Board of Directors

Thomas F. Glavin (Chairman)

J. Michael Borden

Paula Saban

[1]	This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any Company filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PROPOSAL NO. 2 – RATIFY APPOINTMENT OF KPMG LLP

The audit committee has selected KPMG LLP (“KPMG”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015. We are asking our stockholders to ratify the selection.

KPMG also served as our independent registered accounting firm for fiscal year 2014. Representatives of KPMG will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

Stockholder ratification of the selection of KPMG as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the board of directors is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate governance practice. Furthermore, the audit committee will take the results of the stockholder vote regarding KPMG’s appointment into consideration in future deliberations. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

RECOMMENDATION OF THE BOARD: The board unanimously recommends that you vote “FOR” the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2015.

Fees to Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by our independent registered public accounting firm, KPMG, for the audit of our annual financial statements for the years ended December 31, 2014 and 2013, together with fees for audit-related services and tax services rendered by KPMG for the years ended December 31, 2014 and 2013, respectively.

	Year ended December 31,
Description	2014	2013
Audit fees (1)	$3,391,683	$2,466,805
Audit-related fees (2)	$30,000	—
Tax fees (3)	$1,242,781	$748,300
All other fees	—	—
TOTAL	$4,664,464	$3,215,105

(1)	Audit fees consist principally of fees paid for the audit of our annual consolidated financial statements, review of our consolidated financial statements included in our quarterly reports and reimbursement of out-of-pocket legal expenses associated with the SEC investigation described herein. In addition, $1,553,000 of the above audit fees relate to review of the Xenia Hotels & Resorts, Inc. registration statement on Form 10, audits of significant acquirees under Rule 3-05, and the audit of the 2011-2013 combined consolidated financial statements of Xenia Hotels & Resorts, Inc.
(2)	Audit-related fees consist of agreed-upon procedures and services for one property owned by Xenia Hotels & Resorts, Inc.
(3)	Tax fees are comprised of tax compliance and consulting fees.

Approval of Services and Fees

The audit committee, or the chairman of the audit committee, must pre-approve any audit and non-audit service provided to the Company by the independent auditor, unless the engagement is entered into pursuant to appropriate preapproval policies established by the audit committee or if such service falls within available exceptions under SEC rules. If approved by the chairman of the audit committee, such approval will be presented to the audit committee at its next meeting. The audit committee may form and delegate authority to subcommittees of consisting of one or more members when appropriate, including the authority to approve audit and permitted non-audit services, provided that the decision of the subcommittee to approve any service shall be presented to the full audit committee at its next scheduled meeting.

Our audit committee has reviewed and approved all of the fees charged by KPMG for the years ended December 31, 2014 and 2013, and actively monitors the relationship between audit and non-audit services provided by KPMG. The audit committee concluded that all services rendered by KPMG during the years ended December 31, 2014 and 2013, respectively, were consistent with maintaining KPMG’s independence. As a matter of policy, the Company will not engage its primary independent registered public accounting firm for non-audit services other than “audit-related services,” as defined by the SEC, certain tax services and other permissible non-audit services that are specifically approved as described above.

PROPOSAL NO. 3 – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION (“SAY ON PAY”)

Background

In accordance with Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking our stockholders to vote upon a resolution to approve, on a non-binding, advisory basis, the compensation of our named executive officers as reported in this proxy statement.

Summary

As described more fully in the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement, the compensation program for our named executive officers is designed to align executive compensation with the Company’s performance and with stockholder interests, and to attract, motivate and retain talented and experienced executive officers through competitive compensation arrangements relative to our peer group. The program seeks to align a significant portion of executive compensation with our performance on a short-term and long-term basis through a combination of annual base salaries, annual incentives through cash bonuses and long-term incentives through equity-based compensation. The annual incentive payout for each named executive officer is based on our financial and operational performance and achievement of the executive’s individual performance goals, and each named executive officer’s annual cash bonus opportunity provides for threshold, target and maximum bonus amounts, expressed as a percentage of the executive’s base salary. In addition, long-term incentive awards, including prior grants of share unit awards and new grants of RSU awards, are intended to encourage actions to maximize stockholder value. We urge our stockholders to review the CD&A section of this proxy statement and related executive compensation tables for more information.

We emphasize pay-for-performance. Our compensation philosophy is to align key financial, operational and personal achievements with the annual cash bonuses to our named executive officers. Our accomplishments for the year ended December 31, 2014 include, among other things, the following:

•	Worked toward the completion of the Xenia Spin-Off, which was effectuated in February, 2015.

•	Sold 52 suburban select service hotels for approximately $1.1 billion, resulting in net proceeds of approximately $480 million after prepayment of indebtedness and related costs.

•	Completed a Dutch Auction tender offer for the purchase of approximately 60.8 million shares for $394.9 million.

•	Increased net operating income to $598.7 million, a 16.1% increase over the year ended December 31, 2013, inclusive of an increase in same store operating performance of 11.9 million, or 2.8%.

•	Achieved funds from operations, as defined by NAREIT, of $442.5 million.

•	Acquired five new properties for a gross investment of $302.4 million consisting of three retail properties, one student housing property and one lodging property.

During the fiscal year ending December 31, 2014, our stockholders received dividends of $436.9 million, or $0.50 per share on an annualized basis. After the spin-off of our lodging business (which was completed in February of 2015), disposing of 313 non-strategic properties for a gross disposition price of approximately $2.7 billion and refinancing or paying down approximately $1.5 billion of mortgage debt, we ended 2014 well positioned to continue the execution of our portfolio strategy. Excluding our lodging business, as of December 31, 2014, our portfolio consisted of a retail portfolio of $2.5 billion, undepreciated, that included 108 properties, a student housing portfolio of $724.8 million, undepreciated, that included 14 properties, and non-core properties of approximately $805.4 million and 20 properties.

We believe that our compensation programs are strongly aligned with the long-term interests of our stockholders. We believe that share unit awards in 2014 and RSU awards in 2015 serve to align the interests of our named executive officers with those of our long-term stockholders by encouraging long-term performance. As such, equity awards are a key component of our executive compensation program, with equity awards ranging between 66% and 70% of our named executive officers’ compensation for 2014.

We are committed to having strong governance standards with respect to our compensation program, procedures and practices. Pursuant to our commitment to strong governance standards, the compensation committee is comprised solely of independent directors. In 2014, the Self-Management Transactions Committee (the members of which served on the compensation committee in 2014) retained Exequity LLP, an independent compensation consultant, to provide it with advice and guidance in designing a market-based executive compensation program. The compensation committee has determined that Exequity is independent and does not have any conflicts of interest with the Company.

We provide competitive pay opportunities. With respect to the compensation packages offered to our named executive officers in connection with the Self-Management Transactions, the board and the Self-Management Transactions Committee reviewed total cash and long-term compensation levels for employees of the Company and Xenia against those of each entity’s peer group companies in an effort to set executive compensation at levels that will attract and motivate qualified executives while rewarding performance based on corporate objectives. Our compensation programs consist of elements designed to complement each other and reward achievement of short-term and long-term objectives tied to our performance through association with financial and operational metrics. The following are a few key actions and decisions with respect to our compensation program for 2014:

•	The named executive officers were eligible to earn cash incentive compensation based upon achievement of specific financial, operational and personal objectives for 2014 as approved by the compensation committee that were designed to challenge the named executive officers to high performance.

•	The board and the Self-Management Transactions Committee set compensation levels for each executive officer for 2014 on the basis of several factors, including the executive officer’s level of experience, competitive market data applicable to the executive officer’s positions and functional responsibilities, promotion of recruitment and retention, the performance of the executive officer and the Company’s or Xenia’s annual and long-term performance, as applicable.

•	Base salaries represented 11% to 19% of each named executive officer’s total compensation for 2014, whereas short-term and long-term performance-based compensation represented 81% to 89% of the total compensation paid or awarded to each of our named executive officers in 2014.

Recommendation

The board believes that the information provided above and within the CD&A section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

RECOMMENDATION OF THE BOARD: The board unanimously recommends that you vote, on a non-binding, advisory basis, “FOR” the resolution set forth below approving the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion of this proxy statement.

As an advisory vote, this proposal is not binding upon the Company. However, our board and compensation committee value the opinions expressed by our stockholders in their vote on this proposal, and will carefully consider the outcome of the vote when making future compensation decisions for named executive officers.

PROPOSAL NO. 4 – ADVISORY VOTE ON FREQUENCY OF FUTURE SAY ON PAY VOTES

Pursuant to Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking our stockholders to vote on a non-binding basis on whether future advisory votes on the compensation of our named executive officers should occur every year, every two years or every three years. We are providing our stockholders the option of selecting a frequency of one, two or three years, or abstaining.

Summary

After careful consideration, the board recommends that future advisory votes on the compensation of our named executive officers occur every three years (triennially). We believe that this frequency will be the most effective means for conducting and responding to the advisory vote based on a number of considerations, including the following:

•	We do not believe that our executive compensation programs encourage unnecessary or excessive risk taking that might be of concern to our stockholders, as confirmed by a review performed by the Company’s management and reviewed by the compensation committee; and

•	Our executive compensation program is designed to support long-term value creation and a triennial vote will allow our stockholders to better judge the program in relation to our long-term performance.

For the foregoing reasons, we encourage our stockholders to evaluate our executive compensation programs over a multi-year horizon and to review our named executive officers’ compensation over the past three fiscal years. In addition, we believe that a triennial advisory vote on the compensation of our named executive officers reflects the appropriate time frame for our compensation committee and the board to evaluate the results of the most recent advisory vote on the compensation of our named executive officers, to discuss the implications of that vote our stockholders to the extent needed, to develop and implement any adjustments to our executive compensation programs that may be appropriate in light of a past advisory vote on the compensation of our named executive officers, and for stockholders to see and evaluate the compensation committee’s actions in context. In this regard, because the advisory vote on the compensation of our named executive officers occurs after we have already implemented our executive compensation programs for the current year, and because the different elements of compensation are designed to complement one another, we expect that in certain cases it may not be appropriate or feasible to fully address and respond to any one year’s advisory vote on the compensation of our named executive officers by the time of the following year’s annual meeting of stockholders.

Recommendation

Based on the factors discussed above, the board has determined to recommend that future advisory votes on executive compensation occur every THREE YEARS until the next frequency advisory vote.

Stockholders will be able to specify one of four choices for this proposal on the proxy card: three years, two years, one year or abstain. Stockholders are not voting to approve or disapprove the board’s recommendation, but rather to indicate their choice among these frequency options. In order for any of the three alternative frequencies to be approved, it must receive a majority of the votes cast on this proposal. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by the stockholders. As an advisory vote, this proposal is not binding upon the Company. However, our board values the opinions expressed by our stockholders in their vote on this proposal, and will carefully consider the outcome of the vote.

STOCKHOLDER PROPOSALS

Stockholder Proposals for the 2015 Annual Meeting

The deadline has passed to submit any proposals for the 2015 Annual Meeting. We have not received any timely stockholder proposals for inclusion in this year’s proxy statement.

Nominations of Director Candidates for the 2016 Annual Meeting

Stockholder nominations of director candidates must be submitted in advance to the Company in accordance with the procedures specified in Section 9(a) of Article II of our current bylaws. Generally, this requires that the stockholder send certain information about the candidate to our secretary not later than 5:00 p.m., eastern time, on the 120th day and not earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. For our annual meeting to be held in 2016, a stockholder must provide written notice of a candidate nomination not earlier than May 26, 2016 and not later than 5:00 p.m., eastern time, on June 25, 2016, to our corporate secretary, c/o InvenTrust Properties Corp., 2809 Butterfield Road, Suite 360, Oak Brook, Illinois 60523. Nominations of director candidates by stockholders must also comply with the other procedures specified in Article II, Section 9(a) of our bylaws. A copy of our bylaws may be obtained by written request to our corporate secretary at the same address. Additional information regarding director nominations is included above under the heading Corporate Governance Principles – Nominating and Corporate Governance Committee.

Other Stockholder Proposals for the 2016 Annual Meeting

Stockholders intending to present any other proposal for action by the stockholders at an annual meeting are subject to the same notice provisions under our bylaws for director candidate nominations as discussed above. Accordingly, for our annual meeting to be held in 2016, a stockholder must provide written notice to the Company of a proposal not earlier than May 26, 2016 and not later than 5:00 p.m., eastern time, on June 25, 2016.

Our bylaws do not change the deadline for a stockholder seeking to include a proposal in our proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act or affect a stockholder’s right to present for action at an annual meeting any proposal so included. Rule 14a-8 requires that notice of a stockholder proposal requested to be included in our proxy materials pursuant to that Rule must generally be furnished to our corporate secretary not later than 120 days prior to the anniversary date of our proxy statement for the previous year’s annual meeting. For our annual meeting to be held in 2016, stockholder proposals to be considered for inclusion in the proxy statement under Rule 14a-8 must be received by our corporate secretary no later than June 25, 2016.

Each of these stockholder proposals should be submitted in writing and addressed to our general counsel and secretary, c/o InvenTrust Properties Corp., 2809 Butterfield Road, Suite 360, Oak Brook, Illinois 60523.

ANNUAL REPORT TO STOCKHOLDERS

We have filed an Annual Report on Form 10-K for the year ended December 31, 2014 with the Securities and Exchange Commission. You may obtain, free of charge, a copy of the 2014 Annual Report on Form 10-K by writing to InvenTrust Properties Corp., 2809 Butterfield Road, Suite 360, Oak Brook, Illinois 60523, Attention: Investor Relations, or by telephoning us, toll free, at (855) 377-0510. Copies of exhibits will be provided upon payment of a nominal fee equal to our expenses in furnishing such exhibits. Our Annual Report on Form 10-K may also be accessed electronically on our website at www.inventrustproperties.com through the “SEC Filings” tab.

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF

PROXIES WILL SAVE US THE EXPENSE OF

FURTHER REQUESTS FOR PROXIES.

PLEASE PROMPTLY VOTE YOUR SHARES IN ACCORDANCE WITH THE INSTRUCTIONS SET

FORTH IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS.

INVENTRUST PROPERTIES CORP. ATTN: SECRETARY 2809 BUTTERFIELD ROAD OAK BROOK, IL 60523

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Your vote by phone or Internet authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M96917-P69368	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INVENTRUST PROPERTIES CORP.
The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors
	Nominees:		For	Withhold
	1a. J. Michael Borden		☐	☐
	1b. Thomas P. McGuinness		☐	☐
	1c. Thomas F. Glavin		☐	☐
	1d. Paula Saban		☐	☐
	1e. William J. Wierzbicki		☐	☐			For	Against	Abstain
2.	Ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.						☐	☐	☐
3.	Approve, on a non-binding, advisory basis, a resolution approving the compensation of our named executive officers (say on pay) as described in our proxy materials.						☐	☐	☐
						3 Years	2 Years	1 Year	Abstain
The Board of Directors recommends you vote FOR EVERY 3 YEARS on the following proposal:
4.	Approve, on a non-binding, advisory basis, the frequency of executive compensation votes.					☐	☐	☐	☐

NOTE: Proxies will be authorized to vote in their discretion with respect to any other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M96918-P69368

INVENTRUST PROPERTIES CORP.

Annual Meeting of Stockholders

December 15, 2015 10:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Thomas P. McGuinness and Scott Wilton, or either of them, as proxies, each with the power to appoint his substitute, and herby authorizes them to attend the Annual Meeting of Stockholders of INVENTRUST PROPERTIES CORP. to be held at 10:00 AM, CST on December 15, 2015, at the Le Méridien Chicago - Oakbrook Center, 2100 Spring Road, Oak Brook, Illinois 60523, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at such meeting with all powers possessed by the undersigned if personally present at such meeting. Each proxy is authorized to vote as directed on the reverse side hereof and otherwise in his discretion with respect to any other business as may properly come before the meeting or any postponement or adjournment thereof. The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and the Proxy Statement and revokes any proxy heretofore given with respect to such meeting or any postponement or adjournment thereof.

The votes entitled to be cast by the undersigned, when this proxy is properly executed, will be cast in the manner directed herein. If this proxy is properly executed and no such direction is made, the votes entitled to be cast by the undersigned will be cast in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side